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                                                                     EXHIBIT 1.2

                       THE COMPANIES ACTS 1985 and 1989

                      A PUBLIC COMPANY LIMITED BY SHARES

                            ARTICLES OF ASSOCIATION

                                      of

                              SCOTTISH POWER PLC

                    (adopted by a special resolution passed
                               on 27 July 2001)

Preliminary

Non-application of statutory regulations

1. None of any regulations set out in any schedule to any statute or any statutory instrument concerning companies shall apply as regulations or articles of the Company.

Definitions

2. In these Articles (if not inconsistent with the subject or context) the words in the first column of the table below have the following meanings:

Words                         Meanings

the 1985 Act                  the Companies Act 1985;

the 1989 Act                  the Companies Act 1989;

address in relation to electronic communications, includes any number or address used for the purposes of such communications;

ADR Depositary                means a custodian or depositary or his nominee,
                              approved by the Directors, under contractual arrangements with the Company by which he or that nominee holds shares in the Company and he or another person issues American depositary receipts evidencing rights in relation to those shares or a right to receive them;

ADR Holder                    a person who has an interest in shares of the
                              Company evidenced by an American depositary receipt issued by an ADR Depositary;

Appointed Proxy               has the meaning given in Article 161;

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these Articles                these Articles of Association as may be from time
                              to time altered;

auditors                      the auditors for the time being of the Company;

certificated share            a share in the capital of the Company that is not
                              an uncertificated share and references in these Articles to a share being held in certificated form shall be construed accordingly;

clear days                    in relation to the sending of a notice means that
                              period excluding the day when the notice is sent or deemed to be sent and the day for which it is sent or on which it is to take effect;

Crest Member                  a person who has been admitted by CRESTCo Limited
                              as a system member;

Company                       Scottish Power plc (formerly called New Scottish
                              Power plc);

Directors                     the directors of the Company or those of such
                              directors present at a duly convened meeting of the directors of the Company at which a quorum is present;

electronic signature          has the meaning given by Section 7(2) of the
                              Electronic Communications Act 2000;

employees' share scheme       employees' share scheme as defined in Section 743
                              of the 1985 Act;

group                         group as defined in Section 53 of the 1989 Act;

holder in relation to shares, the member whose name is entered in the register of members as the holder of shares;

member                        a member of the Company;

month                         calendar month;

office the registered office of the Company for the time being;

paid                          paid or credited as paid;

parent company                parent company as defined in Section 258 of the
                              1985 Act;

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recognised clearing           recognised clearing house as defined in Section
house                         207(1) of the Financial Services Act 1986;

recognised investment         recognised investment exchange as defined in
exchange                      Section 207(1) of the Financial Services Act 1986;

recognised person             a recognised clearing house or a nominee of a
                              recognised clearing house or of a recognised investment exchange;

register of members           the register of members to be kept pursuant to
                              Section 352 of the 1985 Act;

Regulations                   the Uncertificated Securities Regulations 1995;

ScottishPower UK              Scottish Power UK plc (formerly called Scottish
                              Power plc) registered in Scotland, No. SC117120;

seal                          the common seal of the Company;

Secretary of State            the Secretary of State for Scotland;

securities seal               an official seal kept by the Company by virtue of
                              Section 40 of the 1985 Act;

Special Share                 the one Special Rights Non-Voting Redeemable
                              Preference Share of (Pounds)1;

Special Shareholder           the holder of the Special Share;

the Statutes                  the 1985 Act, the 1989 Act and every other Act for
                              the time being in force concerning companies and affecting the Company;

statutory reserve             any statutory reserve of the Company as referred
                              to in Section 75 of the Electricity Act 1989;

Sterling                      the lawful currency of the United Kingdom;

the London Stock              London Stock Exchange Limited;
Exchange

subsidiary                    subsidiary as defined in Section 736 of the 1985
                              Act;

subsidiary undertaking        subsidiary undertaking as defined in Section 258
                              of the 1985 Act and, for the avoidance of doubt, shall be deemed to include a subsidiary;

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transfer office               the place where the register of members is situate
                              for the time being;

transmission event            death, bankruptcy or any other event giving rise
                              to the transmission of a person's entitlement to a share by operation of law;

uncertificated share          a share in the capital of the Company which is
                              recorded on the register of members as being held in uncertificated form and title to which may, by virtue of the Regulations, be transferred by means of a relevant system and references in these Articles to a share being held in uncertificated form shall be construed accordingly;

undertaking                   undertaking as defined in Section 259 of the 1985
                              Act;

the United Kingdom            Great Britain and Northern Ireland; and

year                          calendar year.

Interpretation

3.   In these Articles:

     References to a document include, unless the context otherwise requires, references to an electronic communication.

     References to an electronic communication mean, unless the contrary is stated, an electronic communication (as defined in the 1985 Act) comprising writing;

     References to a document being executed include references to its being executed under hand or under seal or, in the case of an electronic communication, by electronic signature;

     References to an instrument mean, unless the contrary is stated, a written document having tangible form and not comprised in an electronic communication (as defined in the 1985 Act);

     References to a notice or other document being sent to a person by the Company include references to such notice or other document, or a copy of such notice or other document, being sent, given, delivered, issued or made available to, or served on, that person by any method authorised by these Articles, and sending shall be construed accordingly;

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     References to writing mean the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether comprised in an electronic communication (as defined in the 1985 Act) or otherwise, and written shall be construed accordingly;

     The expression the Company's bankers means the Company's bankers or, if the Company engages more than one bank, the Company's principal bankers as may be selected by the Directors;

     The expressions debenture and debenture-holder shall include debenture stock and debenture stockholder respectively;

     The expression member present in person shall be deemed to include the presence of a proxy of a member or an authorised representative of a corporate member and cognate expressions shall be construed accordingly;

     The expression Secretary shall (subject to and in accordance with the provisions of the Statutes) include any deputy secretary, assistant secretary and any other person appointed by the Directors to perform any of the duties of the Secretary and where two or more persons are appointed to act as joint secretaries shall include any one of those persons;

     Any reference to days of notice shall be construed as meaning clear days;

     Words denoting the singular shall include the plural and vice versa. Words denoting the masculine gender shall include the feminine gender;

     Any reference to a person shall be construed as including a reference to an undertaking;

     Where any of the provisions of these Articles are stated to apply to an Article referred to by its number only, those provisions shall apply (where relevant) to all and any Articles designated by that number and a capital letter;

     Save as aforesaid, any words or expressions defined in the 1985 Act or the 1989 Act shall (if not inconsistent with the subject or context) bear the same meaning in these Articles;

     Save as aforesaid, words or expressions contained in these Articles which are not defined in Article 2 but are defined in the Regulations have the same meaning as in the Regulations (but excluding any modification of the Regulations not in force at the date of adoption of these Articles) unless consistent with the subject or context;

     Subject to the preceding two paragraphs, references to any provision of any enactment or of any subordinate legislation (as defined by section 21(1) of the Interpretation Act 1978) include any modification or re-enactment of that provision for the time being in force;

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     Where for any purpose an ordinary resolution of the Company is expressed to be required under the provisions of these Articles, a special or extraordinary resolution shall also be effective; and where an extraordinary resolution is so expressed to be required, a special resolution shall also be effective;

     Article 51(A), the index, table of contents, headings and sub-headings to Articles are inserted for convenience only and do not affect the construction of these Articles;

     Powers of delegation shall not be restrictively construed but the widest interpretation shall be given to them and: (a) the word Directors in the context of the exercise of any power contained in these Articles includes any committee consisting of one or more Directors, any Director holding executive office and any local or divisional board, manager or agent of the Company to which or, as the case may be, to whom the power in question has been delegated; (b) no power of delegation shall be limited by the existence or, except where expressly provided by the terms of delegation, the exercise of that or any other power of delegation; and (c) except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under these Articles or under another delegation of the power; and

     In relation to a share, any reference to a relevant system is a reference to the relevant system in which that share is a participating security.

Business

Business activities

4. Any activity or kind of business which the Company is either expressly or by implication authorised to undertake may be undertaken by the Directors at such time or times as they shall think fit, and further may be suffered by them to be in abeyance, whether such activity or kind of business may have been actually commenced or not, so long as the Directors may deem it expedient not to commence or proceed with the same.

Capital

Share capital

5. The authorised share capital of the Company at the date of the special resolution adopting these Articles is (Pounds)99,998 divided into 50,000 Ordinary Shares of (Pounds)1 each and 49,998 Redeemable Shares of (Pounds)1 each.

Redeemable shares and shares with special rights

6.(A)  Subject to the provisions of the Statutes:

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(a)  shares may be issued on the terms that they are, or are to be liable, to be redeemed at the option of the Company or the holder on such terms and in such manner as may be provided by these Articles save that the date on or by which, or dates between which, any such shares are to be or may be redeemed may be fixed by the Directors (and if so fixed the date or dates must be fixed before the shares are issued);

(b) without prejudice to any rights attached to any existing shares and subject to (a) above, any shares may be issued with such rights or restrictions as the Company may by ordinary resolution determine (or, if the Company does not so determine, as the Directors may determine).

Uncertificated shares

6.(B) Subject to the provisions of the Regulations, the Directors may permit the holding of shares in any class of shares in uncertificated form and the transfer of title to shares in that class by means of a relevant system and may determine that any class of shares shall cease to be a participating security.

Not separate class of shares

6.(C) Shares in the capital of the Company that fall within a certain class shall not form a separate class of shares from other shares in that class because any share in that class:

(a)  is held in uncertificated form; or

(b) is permitted in accordance with the Regulations to become a participating security.

Exercise of Company's entitlements in respect of uncertificated shares

6.(D) Where any class of shares is a participating security and the Company is entitled under any provision of the Statutes, the Regulations or these Articles to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of or otherwise enforce a lien over a share held in uncertificated form, the Company shall be entitled, subject to the provisions of the Statutes, the Regulations, these Articles and the facilities and requirements of the relevant system:

(a) to require the holder of that uncertificated share by notice to change that share into certificated form within the period specified in the notice and to hold that share in certificated form so long as required by the Company;

(b) to require the holder of that uncertificated share by notice to give any instructions necessary to transfer title to that share by means of the relevant system within the period specified in the notice;

(c) to require the holder of that uncertificated share by notice to appoint any person to take any step, including without limitation the giving of any

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     instructions by means of the relevant system, necessary to transfer that share within the period specified in the notice; and

(d) to take any action that the board considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share or otherwise to enforce a lien in respect of that share.

The Special Share

Issue, holding and transfer

7.(A) The Special Share may only be issued to, held by and transferred to one of Her Majesty's Secretaries of State, another Minister of the Crown, the Solicitor for the affairs of Her Majesty's Treasury or any other person acting on behalf of the Crown.

Variation of rights of the Special Share

7.(B) Notwithstanding any provision in these Articles to the contrary, each of the following matters shall be deemed to be a variation of the rights attaching to the Special Share and shall accordingly be effective only with the consent in writing of the Special Shareholder and without such consent shall not be done or caused to be done:

(a) the amendment, or removal, or the alteration of the effect of (which, for the avoidance of doubt, shall be taken to include the ratification of any breach of) all or any of the following:

         (i) in Article 2, the definitions of ADR Depositary, ADR Holder, the Special Share and the Special Shareholder:

         (ii)   this Article 7;

         (iii)  the last sentence in Article 8(B);

         (iv)   Article 50(D); and

         (v)    Article 51;

(b) the creation or issue of any shares in the Company with voting rights attached, not being:

         (i) shares comprised (or shares which would, following issue, be comprised) in the relevant share capital (as defined in
                Section 198(2) of the 1985 Act) of the Company; or

         (ii) shares which do not (or shares which, following issue, would not) constitute equity share capital (as defined in Section 744 of the 1985 Act) and which, when aggregated with all other such shares, carry (or would, if in issue, carry) the right to cast less than 15 per cent. of the maximum number of votes capable of being cast on a poll on any

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                resolution at any general meeting of the Company (whether or not the votes could be cast on a poll in relation to all resolutions at all general meetings);

(c) the variation of any voting rights attached to any shares in the Company (and, for the avoidance of doubt, the creation or issue of shares falling within sub-paragraphs (b)(i) or (ii) above shall not be regarded as a variation for the purposes of this sub-paragraph);

(d) the giving by the Company of any consent or agreement to (including, without limitation, the casting of any vote in favour of) any amendment, removal or alteration of the effect of Article 7 of the Articles of Association of ScottishPower UK;

(e) the giving by the Company of any consent or agreement to (including, without limitation, the casting of any vote in favour of) the creation or issue of any shares in the capital of ScottishPower UK other than an issue of such shares following which the Company will own the full legal and beneficial interest in, and control, shares in the capital of ScottishPower UK carrying at least 85 per cent. of the voting rights exercisable on a poll at general meetings of ScottishPower UK;

(f) the disposal by the Company of any of the shares in ScottishPower UK held by it or of any rights or interests therein or the entering into by the Company of any agreement or arrangement with respect to, or to the exercise of any voting or other rights attaching to, such shares such that the Company would cease to own the full legal and beneficial interest in, and control, shares in the capital of ScottishPower UK carrying at least 85 per cent. of the voting rights exercisable on a poll at general meetings of ScottishPower UK. For the purposes of this paragraph, disposal shall include any sale, gift, lease, licence, loan, mortgage, charge or the grant of any other encumbrance or the permitting of any encumbrance to subsist (other than a floating charge over the whole of the Company's assets), or any other disposition to a third party;

(g) the giving by the Company of any consent or agreement to (including, without limitation, the casting of any vote in favour of) any abrogation, variation, waiver or modification of any of the rights or privileges attaching to any shares of any class in ScottishPower UK such that the Company would cease to own the full legal and beneficial interest in, and control, shares in the capital of ScottishPower UK carrying at least 85 per cent. of the voting rights exercisable on a poll at general meetings of ScottishPower UK; and

(h) without limitation to any of the foregoing, any act or omission to act by the Company or the Directors which results in the Company ceasing to own the full legal and beneficial interest in, and control, shares in the capital of ScottishPower UK carrying at least 85 per cent. of the voting rights exercisable on a poll at general meetings of ScottishPower UK.

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Entitlement to receive notice

7.(C) The Special Shareholder shall be entitled to receive notice of, and to attend and speak at, any general meeting or any separate meeting of the holders of any class of shares, but the Special Share shall carry no right to vote nor any other rights at any such meeting.

Participation in capital

7.(D) In a distribution of capital in a winding up of the Company, the Special Shareholder shall be entitled to repayment of the capital paid up or treated for the purposes of the Statutes as paid up on the Special Share in priority to any repayment of capital to any other member. The Special Share shall confer no other right to participate in the capital, and no right to participate in the profits, of the Company.

Redemption

7.(E) The Special Shareholder may, after consulting the Company and subject to the provisions of the Statutes, require the Company to redeem the Special Share at par at any time by giving written notice to the Company at the office and delivering the relevant share certificate to the office. Upon redemption of the Special Share, the provisions of this Article shall cease to have effect.

Variation of Class Rights

Method of varying class rights

8.(A) Whenever the share capital of the Company is divided into different classes of shares, the special rights attached to any class may, subject to and in accordance with the provisions of the Statutes, be varied or abrogated either:

(a) with the consent of the holders of not less than three-fourths of the issued shares of the class, which consent shall be by means of one or more instruments and/or contained in one or more electronic communications sent to such address (if any) as may for the time being be notified by or on behalf of the Company for that purpose or a combination of both; or

(b) with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of the shares of the class;

(but not otherwise) and may be so varied or abrogated either whilst the Company is a going concern or during or in contemplation of a winding up. To every such separate general meeting all the provisions of these Articles relating to general meetings of the Company and to the proceedings thereat shall mutatis mutandis apply, except that the necessary quorum shall be two members present in person holding at least one-third in nominal amount of the issued shares of the class (but so that, if at any adjourned meeting a quorum as above defined is not present, any one holder of shares of the class present in person shall be a quorum), that any holder of shares of the class present in person may demand a poll and that every such holder shall on a poll have

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one vote for every share of the class held by him. The foregoing provisions of this Article 8.(A) shall apply to the variation or abrogation of the special rights attached to some only of the shares of any class as if the shares concerned and the remaining shares of such class formed separate classes.

When class rights deemed to be varied

8.(B) For the purposes of this Article 8, whenever the share capital is divided into different classes of shares, and unless otherwise expressly provided by the rights attached to any share or class of shares, those rights shall be deemed to be varied by:

(a) the reduction of the capital paid up on that share or class of shares otherwise than by a purchase or redemption by the Company of its own shares; and

(b) the allotment of another share ranking in priority for payment of a dividend or in respect of capital or which confers on its holder voting rights more favourable than those conferred by that share or class of shares, but shall not be deemed to be varied by:

(c) the creation or issue of another share ranking equally with, or subsequent to, that share or class of shares or by the purchase or redemption by the Company of its own shares; or

(d) the Company permitting, in accordance with the Regulations, the holding of and transfer of title to shares of that or any other class in uncertificated form by means of a relevant system.

The rights of the Special Shareholder shall be deemed not to be varied except in the circumstances described in Article 7.(B).

Alteration of Capital

Increase in capital

9. The Company may from time to time by ordinary resolution increase its capital by such sum to be divided into shares of such amounts as the resolution shall prescribe.

New shares

10. All new shares created by ordinary resolution pursuant to Articles 9 and 11 shall be:

(a) subject to the provisions of the Statutes and of these Articles with reference to allotment, payment of calls, lien, transfer, transmission, forfeiture; and

(b) unclassified unless otherwise provided by these Articles, by the resolution creating the shares or by the terms of allotment of the shares.

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Alterations permitted by ordinary resolution

11.(A)  The Company may by ordinary resolution:

(a) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(b) cancel any shares which, at the date of the passing of the resolution, have not been taken, or agreed to be taken, by any person and diminish the amount of its capital by the amount of the shares so cancelled;

(c) sub-divide its shares, or any of them, into shares of smaller amount than is fixed by the Memorandum of Association (subject, nevertheless, to the provisions of the Statutes), and so that the resolution whereby any share is sub-divided may determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may, as compared with the others, have any such preferred, deferred or other special rights, or be subject to any such restrictions, as the Company has power to attach to unissued or new shares.

Fractions arising

11.(B) Whenever any fractions arise as a result of a consolidation or sub-division of shares, the Directors may on behalf of the members deal with the fractions as they think fit. In particular, without limitation, the Directors may sell shares representing fractions to which any members would otherwise become entitled to any person (including, subject to the provisions of the Statutes, the Company) and distribute the net proceeds of sale in due proportion among those members. Where the shares to be sold are held in certificated form the Directors may authorise some person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the buyer. Where the shares to be sold are held in uncertificated form, the Directors may do all acts and things they consider necessary or expedient to effect the transfer of the shares to, or in accordance with the directions of, the buyer. The buyer shall not be bound to see to the application of the purchase moneys and his title to the shares shall not be affected by any irregularity in, or invalidity of, the proceedings in relation to the sale.

Power to purchase own shares

12. Subject to and in accordance with the provisions of the Statutes, the Company may purchase any of its own shares (including without limitation any redeemable shares) but not unless the purchase has been sanctioned by an extraordinary resolution passed at a separate meeting of the holders of any class of convertible shares in the Company carrying rights to convert into equity share capital of the Company.

Power to reduce capital

13. Subject to and in accordance with the provisions of the Statutes and to any rights attached to any shares, the Company may by special resolution reduce its share

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capital or any capital redemption reserve, share premium account or other undistributable reserve in any manner.

Shares

Allotment

14. Subject to the provisions of the Statutes relating to authority, pre-emption rights and otherwise, of any resolution of the Company in general meeting passed pursuant thereto and of these Articles, all unissued shares in the Company shall be at the disposal of the Directors and they may allot (with or without conferring a right of renunciation), grant options over or otherwise dispose of them to such persons, at such times and on such terms as they think proper.

Commissions

15. In addition to all other powers of paying commissions, the Company may exercise the powers of paying commissions conferred by the Statutes to the full extent thereby permitted. Any such commissions may be paid in cash or in fully or partly paid shares of the Company, or partly in one way and partly in another, as may be arranged. The Company may also on any issue of shares pay such brokerage as may be lawful.

Renunciation

16. The Directors may at any time after the allotment of any share but before any person has been entered in the register of members as the holder, recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the Directors may think fit to impose.

Interests not recognised

17.(A) Except as required by law or by these Articles, the Company shall not be bound by or compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share, or any interest in any fractional part of a share, or (except only as by these Articles or by law otherwise provided) any other right in respect of any share, except an absolute right to the entirety thereof in the holder or, in the case of a share warrant, in the bearer of the warrant for the time being.

Trusts may be recognised

17.(B) The Company shall be entitled, but except as required by law shall not be bound, to recognise in such manner and to such extent as it may think fit any trusts in respect of any of the shares of the Company. Notwithstanding any such recognition, the Company shall not be bound to see to the execution, administration or observance of any trust, whether express, implied or constructive, in respect of any shares of the Company and shall be entitled to recognise and give effect to the acts and deeds of the

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holders of such shares as if they were the absolute owners thereof. For the purpose of this Article 17.(B), trust includes any right in respect of any shares of the Company other than an absolute right thereto in the holder thereof for the time being or such other rights in case of transmission thereof as are mentioned in these Articles.

Issue of share warrants to bearer

18.(A) The Company may, with respect to any fully paid shares, issue a warrant to bearer (hereinafter called a share warrant) stating that the bearer of the warrant is entitled to the shares specified in it and may provide (by coupons or otherwise) for the payment of future dividends on the shares included in a share warrant. The Directors may decide, either generally or in any particular case or cases, that any signature on a share warrant may be applied by mechanical means or printed on it or that the share warrant need not be signed by any person.

Conditions of issue

18.(B) The powers referred to in Article 18.(A) may be exercised by the Directors who may determine and vary the conditions upon which share warrants shall be issued and in particular upon which:

(a) a new share warrant or coupon will be issued in the place of one damaged, defaced, worn out or lost (provided that no new share warrant shall be issued to replace one that has been lost unless the Directors are satisfied beyond reasonable doubt that the original has been destroyed);

(b) the bearer of a share warrant shall be entitled to attend and vote at general meetings;

(c)    dividends will be paid; and

(d) a share warrant may be surrendered and the name of the holder entered in the register of members in respect of the shares specified in it.

Subject to such conditions and to these Articles, the bearer of a share warrant shall be deemed to be a member for all purposes. The bearer of a share warrant shall be subject to the conditions for the time being in force and applicable thereto whether made before or after the issue of such share warrant.

No right in relation to share

18.(C) The Company shall not be bound or compelled in any way to recognise any right in respect of the share represented by a share warrant other than the bearer's absolute right to the share warrant.

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Certificates

Authentication and form of certificates

19.(A) Every certificate for shares, warrants, debentures or other securities of the Company and every certificate relating to a participation in an employees' share scheme shall (except to the extent that the terms and conditions for the time being relating thereto otherwise provide) either (a) be issued under the seal (or under a securities seal or, in the case of shares on a branch register, an official seal for use in the relevant territory) or (b) bear the signature of one Director or the Secretary or a person authorised to subscribe the certificate on behalf of the Company or (c) both, provided that the Directors may by resolution determine, either generally or in any particular case or cases, that any such signature shall be affixed by some method or system of mechanical signature. Every such Certificate shall specify the number and class of shares, debentures or other securities to which it relates and the amount paid up thereon. No certificate shall be issued representing shares, debentures or other securities of more than one class. No certificate need be issued in respect of shares, debentures or other securities held by a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange in respect of which the Company is not required by law to complete and have ready for delivery a certificate.

Evidence of title to securities

19.(B) Nothing in these Articles shall require title to any securities of the Company to be evidenced or transferred by an instrument, the regulations from time to time made under the Statutes so permitting. The Directors shall have power to implement any procedures as they may think fit and as may accord with the Statutes and any regulations made thereunder for the recording and transferring of title to securities and for the regulation of those procedures and the persons responsible for or involved in their operation.

Members' rights to certificates

20. Every member, on becoming the holder of any certificated share (except a recognised person in respect of whom the Company is not required by law to complete and have ready for delivery a certificate) shall be entitled, without payment, to one certificate for all the certificated shares of each class held by him (and, on transferring a part of his holding of certificated shares of any class, to a certificate for the balance of his holding of certificated shares). He may elect to receive one or more additional certificates for any of his certificated shares if he pays for every certificate after the first a reasonable sum determined from time to time by the board of Directors. Every certificate shall:

(a) be executed under the seal or otherwise in accordance with Article 125 or in such other manner as the Directors may approve; and

(b) specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount or respective amounts paid up on the shares.

The Company shall not be bound to issue more than one certificate for certificated shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them. Shares of different classes may not be included in the same certificate.

Transfer of a part

21. Where a member transfers some only of the shares comprised in a share certificate the old certificate shall be cancelled and a new certificate for the balance of such shares issued in lieu without charge.

Cancellation and replacement of certificates

22.(a) Any two or more certificates representing shares of any one class held by any member may, at his request, be cancelled and a single new certificate for all such shares issued in lieu at a reasonable charge.

(b) If any member shall surrender for cancellation a share certificate representing shares held by him and request the Company to issue in lieu two or more share certificates representing such shares in such proportions as he may specify, the Directors may, if they think fit, comply with such request at a reasonable charge.

(c) If a share certificate shall be damaged, defaced, worn out, or alleged to have been lost, stolen or destroyed, it may be replaced by a new certificate on request subject to (in the case of damage, defacement or wearing out) delivery up of the certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions (if any) as to evidence and indemnity as the Directors think fit. Any such replacement certificate shall be issued without charge save that, in the case of alleged loss, theft or destruction, the person to whom a new certificate is issued shall pay to the Company any exceptional out of pocket expenses incidental to the investigation of evidence of loss, theft or destruction and the preparation of the requisite form of indemnity as aforesaid.

(d) In the case of shares held jointly by several persons any such request may be made by any one of the joint holders.

Calls on Shares

Power to make calls

23. The Directors may, from time to time, make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) and not by the terms of issue thereof made payable at fixed times. Each member shall (subject to receiving at least fourteen days' notice specifying the time or times and place of payment) pay to the Company, at the time or times and place so specified, the amount called on his shares. A call may be required to be paid in instalments and may be either revoked or postponed by the Directors in whole or in part at any time before receipt by the Company of a sum due thereunder.

A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.

Time when call made

24. A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

Liability of and receipts by joint holders

25. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof and any one of such persons may give an effectual receipt for any return of capital payable in respect of such share.

Interest payable

26. If a sum called in respect of a share is not paid in whole or in part before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at the rate fixed by the terms of the allotment of the share or in the notice of the call or, if no rate is fixed, the rate determined by the Directors, not exceeding 15 per cent. per annum or, if higher, the appropriate rate (as defined in the 1985 Act), and all expenses that may have been incurred by the Company by reason of such non-payment, but the Directors shall be at liberty, in any case or cases, to waive payment of such interest and expenses, wholly or in part. No dividend, or other payment or distribution, in respect of any such share shall be paid or distributed and no other rights, which would otherwise normally be exercisable in accordance with these Articles by a holder of fully paid shares, may be exercised by the holder of any share so long as any such amount, or any interest, costs, charges or expenses payable in accordance with this Article 26 in relation thereto, remains unpaid.

Deemed calls

27. Any sum (whether on account of the nominal value of the share or by way of premium) which by the terms of issue of a share becomes payable upon allotment or at any fixed date shall, for the purposes of these Articles, be deemed to be a call duly made and payable on the date on which, by the terms of issue, the same becomes payable. In the case of non-payment, all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become due and payable by virtue of a call duly made and notified.

Differentiation in calls

28. The Directors may, subject to the terms of the allotment, make arrangements on the issue of shares to differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

Payments of calls in advance

29. The Directors may, if they think fit, receive from any member willing to advance the same all or any part of the moneys (whether on account of the nominal value of the shares or by way of premium) uncalled and unpaid upon the shares held by him, and such payment in advance of calls shall extinguish pro tanto the liability upon the shares in respect of which it is made. The Company may pay interest upon the moneys so received (until and to the extent that the same would but for such advance become payable) at such rate not exceeding (unless the Company by ordinary resolution otherwise directs) 15 per cent. per annum or, if higher, the appropriate rate (as defined in the 1985 Act) as the member paying such sum and the Directors agree upon. No sum paid up in advance of calls shall entitle the holder of a share in respect thereof to any portion of a dividend, or other payment or distribution, subsequently declared in respect of any period prior to the date upon which such sum would, but for such payment, become payable.

Forfeiture, Surrender and Lien

Notice requiring payment of call on default

30. If a member fails to pay the whole or any part of any call or instalment of a call on or before the day appointed for payment thereof, the Directors may, at any time thereafter, send a notice to him requiring payment of so much of the call or instalment as is unpaid together with any accrued interest and any costs, charges and expenses incurred by the Company by reason of such non-payment.

Content of notice

31. The notice shall name a further day (not being less than fourteen days from the date of sending the notice) on or before which, and the place where, the payment required by the notice is to be made and shall state that, in the event of non-payment in accordance therewith, the shares on which the call was made will be liable to be forfeited.

Forfeiture for non-compliance

32. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may, at any time thereafter, before payment of all calls, interest, costs, charges and expenses due in respect thereof has been received by the Company, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends, and other payments or distributions, declared in respect of the forfeited share and not actually paid or distributed before forfeiture. The Directors may accept a surrender of any share liable to be forfeited hereunder.

Notice of forfeiture

33. When any share has been forfeited in accordance with these Articles, notice of the forfeiture shall forthwith be sent to the holder of the share, or the person entitled to the share by transmission as the case may be, and an entry of such notice having been sent, and of the forfeiture with the date thereof, shall forthwith be made in the register of members opposite to the entry of the share but no forfeiture shall be, in any manner, invalidated by any omission or neglect to send such notice or to make such entry as aforesaid.

Annulment of forfeiture

34. Notwithstanding any such forfeiture or surrender as aforesaid, the Directors may, at any time before the forfeited or surrendered share has been otherwise disposed of, annul the forfeiture or surrender upon the terms of payment of all calls and interest due upon and expenses incurred in connection with the call and forfeiture proceedings and upon any further or other terms they may think fit.

Sale of forfeited shares

35. A share so forfeited or surrendered shall become the property of the Company and may (subject to and in accordance with the provisions of the Statutes) be sold, re-allotted or otherwise disposed of, either to the person who was, before such forfeiture or surrender, the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Directors shall think fit and whether with or without all or any part of the amount previously paid on the share being credited as paid. Where, for the purposes of its disposal, a forfeited share held in certificated form is to be transferred to any person, the Directors may authorise any person to execute an instrument of transfer of the share to that person. Where, for the purpose of its disposal, a forfeited share held in uncertificated form is to be transferred to any person, the Directors may exercise any of the Company's powers under
Article 6.(D). The Company may receive the consideration given for the share on its disposal and may register the transferee as holder of the share.

Extinction of rights

36. A person, all or any of whose shares have been forfeited or surrendered, shall cease to be a member in respect of the forfeited or surrendered shares and shall, if the share is a certificated share, surrender the certificate for any share forfeited or surrendered to the Company for cancellation. Such person shall remain liable to pay to the Company all moneys which, at the date of forfeiture or surrender, were presently payable by him to the Company in respect of the shares, with interest thereon the rate at which interest was payable on those moneys before the forfeiture or surrender or, if no interest was payable, at the rate determined by the Directors, not exceeding 15 per cent. per annum or, if higher, the appropriate rate (as defined in the 1985 Act), from the date of forfeiture or surrender until payment but the Directors may waive payment of such interest either wholly or in part and the Directors may enforce payment without any allowance for the value of the shares at the time of forfeiture or surrender.

Company to have lien on shares

37. The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of such share. The Company shall also, insofar as is permitted by the Statutes, have a first and paramount lien on all shares (other than fully paid shares) standing registered in the name of a single member for all the debts and liabilities of such member, or his estate, to the Company. The lien shall apply (a) notwithstanding that those debts and liabilities have been incurred before or after notice to the Company of any equitable or other interest of any person other than such member; (b) whether or not the period for the payment or discharge of the same shall have actually arrived; and (c) notwithstanding that the same are joint debts or liabilities of such member, or his estate, and any other person, whether a member of the Company or not. The Company's lien (if any) on a share shall extend to all dividends and other payments or distributions payable or distributable thereon or in respect thereof. The Directors may waive any lien which has arisen and may declare any share to be exempt, wholly or partially, from the provisions of this Article 37.

Enforcement of lien by sale

38. The Company may sell, in such manner as the Directors think fit, any share on which the Company has a lien, but no sale shall be made unless some sum, in respect of which the lien exists, is presently payable nor until the expiration of fourteen days after a notice stating and demanding payment of the sum presently payable, and sending notice of the intention to sell in default, shall have been sent to the holder for the time being of the share or the person entitled thereto by reason of a transmission event. To give effect to that sale the Directors may, if the share is a certificated share, authorise any person to execute an instrument of transfer in respect of the share sold to, or in accordance with the directions of, the buyer. If the share is an uncertificated share, the Directors may exercise any of the Company's powers under Article 6.(D) to effect the sale of the share to, or in accordance with the directions of, the buyer. The buyer shall not be bound to see to the application of the purchase money and his title to the share shall not be affected by any irregularity in or invalidity of the proceedings in relation to the sale.

Application of proceeds

39. The net proceeds of such sale, after payment of the costs of such sale, shall be applied in or towards payment or satisfaction of the debts or liabilities in respect whereof the lien exists, so far as the same are presently payable, and any residue shall (if the share sold is a certificated share, on surrender to the Company for cancellation of the certificate in respect of the share sold and, whether the share sold is a certificated or uncertificated share, subject to a like lien for debts or liabilities not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the time of the sale.

Giving effect to the sale

40. A statutory declaration contained in an instrument that the declarant is a Director or the Secretary of the Company and that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. Such declaration, and the receipt of the Company for the consideration (if any) given for the share on the sale, re-allotment or disposal thereof together with, in relation to certificated shares, the share certificate delivered to a purchaser or allottee thereof, shall (subject if necessary to the execution of an instrument of transfer or transfer by means of a relevant system, as the case may be) constitute a good title to the share and the person to whom the share is sold, re-allotted or disposed of shall be registered as the holder of the share, and shall not be bound to see to the application of the purchase money (if any), nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, surrender, sale, re-allotment or disposal of the share, and the remedy of any person aggrieved in respect thereof shall be in damages only and against the Company exclusively.

Transfer of Shares

Form and execution of transfers

41. Except as may be provided by any procedures implemented pursuant to Article 19.(B), all transfers of certificated shares shall be effected by an instrument in any usual or common form, or in any other form acceptable to the Directors. The instrument of transfer shall be executed by, or on behalf of, the transferor and (except in the case of fully paid shares) by, or on behalf of, the transferee. The transferor shall be deemed to remain the holder of the shares concerned until the name of the transferee is entered in the register of members in respect thereof. All transfers of uncertificated shares shall be effected in accordance with the Regulations.

Suspension of registration

42. The registration of transfers may be suspended and the register of members closed, at such times and for such period as the Directors may from time to time determine and either generally or in respect of any class of shares provided that the register of members shall not be closed for more than thirty days in any year, except that the Directors may not suspend the registration of transfers of any participating security without the consent of the Operator of the relevant system.

Refusal to register

43. The Directors may, in their absolute discretion and without assigning any reason therefor, decline to register any transfer of a certificated share which is not a fully paid share, provided that the refusal does not prevent dealings in the shares in the Company from taking place on an open and proper basis.

Requirements for registration of transfer

44.(A) The Directors may, in their absolute discretion and without assigning any reason therefor, decline to register the transfer of a certificated share unless the instrument of transfer (a) is in respect of only one class of share;
(b) is duly stamped, or adjudged or certified as not chargeable to stamp duty, and is deposited at the transfer office, or at such other place as the Directors may from time to time determine, accompanied by the relevant share certificate(s) and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf the authority of that person so to do); and (c) is in favour of not more than four transferees jointly. In the case of a transfer by a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange, the lodgment of share certificates will only be necessary if, and to the extent that, certificates have been issued in respect of the shares in question.

Notice of refusal to register

44.(B) If the Directors refuse to register a transfer of a share, they shall send the transferee notice of their refusal within two months after the date on which the instrument of transfer was lodged with the Company or the Operator-instruction was received, as the case may be.

Retention of transfers

45. All instruments of transfer which are registered may be retained by the Company, but any instrument of transfer which the Directors refuse to register shall (except in the case of fraud) be returned to the person lodging it when notice of refusal is given.

No fee payable for registration of transfers

46. No fee will be charged by the Company in respect of the registration of any instrument of transfer, confirmation, probate, letters of administration, certificate of marriage or death, power of attorney or other document relating to or affecting the title to any shares or otherwise for making any entry in the register of members affecting the title to any shares.

Renunciations recognised and new transfer procedures

47.    Nothing in these Articles shall preclude the Directors:

(a) from recognising a renunciation of the allotment of any share by the allottee in favour of some other person; or

(b) if empowered by these Articles to authorise any person to execute an instrument of transfer of a share, from authorising any person to transfer that share in accordance with any procedures implemented pursuant to Article 19.(B).

Destruction of Documents

Permitted times for destruction

48.(A) The Company shall be entitled to destroy:

(a) all share certificates which have been cancelled at any time after the expiration of one year from the date of such cancellation;

(b) all notifications of change of name and address and all dividend mandates which have been cancelled or have ceased to have effect at any time after the expiration of two years from the date of the recording of such notification or, as the case may be, the date of such cancellation or cessation;

(c) all instruments of transfer of shares which have been registered at any time after the expiration of six years from the date of registration thereof;

(d) all paid dividend warrants and cheques at any time after the expiration of two years from the date of actual payment;

(e) all proxy appointments which have been used for the purpose of a poll at any time after the expiration of one year from the date of use;

(f) all proxy appointments which have not been used for the purpose of a poll at any time after one month from the end of the meeting to which the proxy appointments relate and at which no poll was demanded; and

(g) any other documents on the basis of which any entry in the register of members has been made at any time after the expiration of six years from the date of the first entry in the register of members in respect thereof.

Presumptions as to validity

48.(B) It shall conclusively be presumed in favour of the Company that (a) every entry in the register of members purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made; (b) that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered; (c) every share certificate so destroyed was a valid and effective document duly and properly cancelled; and (d) every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company.

Provided always that:

(i) the provisions aforesaid shall apply only to the destruction of a document in good faith and without express notice of any claim (regardless of the parties thereto) to which the document might be relevant;

(ii) nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid, or in any other circumstances, which would not attach to the Company in the absence of this Article 48;

(iii) references herein to the destruction of any document include references to the disposal thereof in any manner.

Transmission of Shares

Transmission

49.(A) In case of the death of a member, the survivors or survivor where the deceased was a joint holder, or the executors or administrators of the deceased where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his interest in the shares, but nothing in this Article 49 shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any share solely or jointly held by him.

Registration on death, bankruptcy, etc.

49.(B) Subject to the provisions of Article 49.(A), any person becoming entitled to a share in consequence of a transmission event may (subject as hereinafter provided), upon such evidence being produced as may from time to time properly be required by the Directors, elect either to become the holder of the share or to have another person nominated by him registered as the transferee. The Directors shall, in any case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that member before the occurrence of the transmission event.

Elections required

49.(C) If a person becoming entitled by transmission to a share elects to become the holder he shall send notice to the Company to that effect. If he elects to have another person registered and the share is a certificated share, he shall execute an instrument of transfer of the share to that person. If he elects to have himself or another person registered and the share is an uncertificated share, he shall take any action the Directors may require (including without limitation the execution of any document and the giving of any instruction by means of a relevant system) to enable himself or that person to be registered as the holder of the share. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the transmission event as aforesaid, had not occurred and the notice or transfer were a transfer signed by that member. The Directors may at any time send a notice requiring a person becoming entitled to a share on a transmission event to elect to be registered himself or to transfer the share and, if the notice is not complied with within sixty days, the Directors may withhold payment of all dividends and other moneys payable in respect of the share until the requirements of the notice have been complied with.

Rights of persons entitled by transmission

49.(D) Save as otherwise provided by or in accordance with these Articles, a person becoming entitled to a registered share in consequence of a transmission event (upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share) shall be entitled to the same dividends and other advantages as those to which he would be entitled if he were the holder of the share. That person may give a discharge for all dividends and other moneys payable in respect of the share, but he shall not, before being registered as the holder of the share, be entitled (except with the authority of the Directors) to receive notices of or to attend or vote at meetings of the Company, or (save as aforesaid) to any of the rights or privileges of a member, unless and until he shall have become a member in respect of the share.

Disclosure of Interests in Shares

Interpretation of and definitions for Article 50

50.(A) For the purposes of this Article 50:

(a) a person other than the member holding a share shall be treated as appearing to be interested in that share if the member has informed the Company that the person is, or may be, so interested, or if the Company (after taking account of any information obtained from the member or, pursuant to a Section 212 notice, from anyone else) knows or has reasonable cause to believe that the person is, or may be, so interested;

(b) interested shall be construed as it is for the purpose of Section 212 of the 1985 Act;

(c) reference to a person having failed to give the Company the information required by a notice, or being in default as regards supplying such information, includes (i) reference to his having failed or refused to give all or any part of it and (ii) reference to his having given information which he knows to be false in a material particular or having recklessly given information which is false in a material particular;

(d)    the prescribed period means fourteen days;

(e)    an approved transfer means, in relation to any shares held by a member:

         (i) a transfer by way of or pursuant to acceptance of a take-over offer for the Company (within the meaning of Section 428(1) of the 1985 Act); or

         (ii) a transfer in consequence of a sale made through a recognised investment exchange or recognised clearing house or any other stock exchange or market outside the United Kingdom on which the Company's shares are normally traded; or

         (iii) a transfer which is shown to the satisfaction of the Directors to be made in consequence of a bona fide sale of the whole of the beneficial interest in the shares to a person who is unconnected with the member and with any other person appearing to be interested in the shares.

Disenfranchisement

50.(B) If a member, or any other person appearing to be interested in shares held by that member, has been sent a notice under Section 212 of the 1985 Act and has failed in relation to any shares (the default shares, which expression shall include any further shares which are allotted or issued in respect of such shares) to give the Company the information thereby required within the prescribed period from the date of sending the notice, then the Directors may, in their absolute discretion at any time thereafter, by notice (a direction notice) to such member (which shall be conclusive against such member and its validity shall not be questioned by any person) direct, with effect from sending the notice (and subject to Article 50.(D)), that:

(a) the member shall not be entitled in respect of the default shares to attend or vote (either in person or by proxy or (if the member is a corporation) by authorised representative) at any general meeting or at any separate meeting of the holders of that class of shares or on a poll; and

(b) where the default shares represent 0.25 per cent. or more in nominal value of the issued shares of their class:

         (i) no payment shall be made by way of dividend and no share shall be allotted pursuant to Article 141 below;

         (ii) no transfer of any shares held by the member shall be registered unless:

                (aa) the member is not himself in default as regards supplying the information required and the member provides evidence to the satisfaction of the Directors that no person in default as regards supplying such information is interested in any of the shares which are the subject of the transfer;

                (bb)  the transfer is an approved transfer; or

                (cc) registration of the transfer is required by the Regulations.

Sending notices to non-members

50.(C) The Company shall send to each other person appearing to be interested in the shares which are the subject of a direction notice, a copy of such notice at the same time as the notice is sent to the relevant member, but the failure or omission to do so, or the non-receipt by that person of the copy, shall not invalidate or otherwise affect the application of Article 50.(B).

Sending notices to an ADR Depositary

50.(D) Where the member to whom the notice under Section 212 of the 1985 Act is sent is an ADR Depositary acting in its capacity as such:

(a) the obligations of the ADR Depositary as a member pursuant to the preceding provisions of this Article 50 shall be limited to disclosing to the Company such information relating to the shares in question as has in each such case been recorded pursuant to the terms of any agreement entered into between the ADR Depositary and the Company, provided that nothing in this Article 50.(D) shall in any other way restrict the powers of the Directors under this Article 50; and

(b) the sanctions under Article 50.(B) and the directions contained in any direction notice sent under Article 50.(B) shall not be effective unless the relevant direction notice sent to the ADR Depositary states that a specified ADR Holder or Holders, as the case may be, is or are believed to be interested in a specified number of shares, and that those shares are default shares (as defined in Article 50.(B) above).

Cessation of disenfranchisement

50.(E) The sanctions under Article 50.(B) above shall have effect for so long as the default in respect of which the direction notice was issued continues and shall cease to have effect:

(a)    if the shares are transferred by means of an approved transfer; or

(b) when the Directors are satisfied that the information required by the notice mentioned in that Article has been received in writing by the Company (such determination to be made within a period of one week of the default being duly remedied with written notice thereof being sent forthwith to the member).

The Directors may at any time send notice cancelling a direction notice.

Conversion of uncertificated shares

50.(F) The Company may exercise any of its powers under Article 6.(D) in respect of any default share that is held in uncertificated form.

Limitations on Shareholdings

Limitation to less than 15% of voting capital

51.(A) The purpose of this Article 51 is to prevent any person (other than a Permitted Person as defined in paragraph (d) of Article 51.(B)) directly or indirectly owning or controlling the right to cast on a poll 15 per cent. or more of the votes at general meetings of the Company.

Definitions for Article 51

51.(B) In this Article 51:

(a) Additional Interest means any such interest as is referred to in sub-paragraphs (b)(ii) and (b)(iii) below;

(b)    interest, in relation to shares, means:

         (i) any interest which would be taken into account in determining for the purposes of Part VI of the Original Act whether a person has a notifiable interest (including any interest which he would be taken as having for those purposes);

         (ii) any interest mentioned in Section 209(1)(a), (b), (d) or (e) of the Original Act (except that of a simple trustee under the law of Scotland and of a bare or custodian trustee under the laws of England and Wales); and

         (iii) any interest mentioned in Section 208(4)(b) of the Original Act (but on the basis that the entitlement there referred to could arise under an agreement within the meaning of Section 204(5) and (6) of the Original Act), and interested shall be construed accordingly;

(c) the Original Act means the Companies Act 1985 as in force at 29 May 1991 and notwithstanding any repeal, modification or re-enactment thereof after that date (including for the avoidance of doubt, any amendment, replacement or repeal by regulations made pursuant to Section 210A of that 1985 Act to the definition of relevant share capital in Section 198(2) or to the provisions as to what is taken to be an interest in shares in Section 208 or as to what interests are to be disregarded in
       Section 209 or the percentage giving rise to a notifiable interest in
       Section 199(2));

(d)    Permitted Person means:

         (i)    an ADR Depositary, acting in his capacity as such;

         (ii) a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange, acting in its capacity as such;

         (iii) the chairman of a meeting of the Company or of a meeting of the holders of Relevant Share Capital or of any class thereof when exercising the voting rights conferred on him under Article 51.(H);

         (iv) a trustee (acting in that capacity) of any employees' share scheme of the Company;

            (v) the Crown or one of Her Majesty's Secretaries of State, another Minister of the Crown, the Solicitor for the affairs of Her Majesty's Treasury and any other person acting on behalf of the Crown;

           (vi) any person who has an interest but who, if the nature of his interest were governed by the law of Scotland, would in the opinion of the Directors be regarded as a simple trustee of that interest but in respect of that interest only;

          (vii) an underwriter or sub-underwriter in respect of interests in shares which exist only by virtue of a contingent obligation to purchase or subscribe for such shares pursuant to an underwriting or sub-underwriting agreement approved by the Directors or during the period from the date or last date of execution of the relevant underwriting or sub-underwriting agreement until such date as is six months following the date on which the contingent obligation becomes unconditional, in respect of interests in shares purchased or subscribed for by it pursuant to such an obligation;

         (viii) any other person who (pursuant to arrangements approved by the Directors) subscribes for or otherwise acquires Relevant Share Capital (or interests therein) which has been allotted or issued with a view to that person (or purchasers from that person) offering the same to the public, for a period not exceeding six months from the date of the relevant allotment or issue (and in respect only of the shares so subscribed for or otherwise acquired);

           (ix) Japan Securities Clearing Corporation and/or its nominee acting in its capacity as a clearing house in respect of dealings on the Tokyo Stock Exchange;

            (x) Depository Trust Company and/or its nominee acting in the capacity of a clearing agency in respect of dealings in American depositary receipts;

           (xi) any person who has an interest, and who shows to the satisfaction of the Directors that he has it, by virtue only of being entitled to exercise or control the exercise (within the meaning of Section 203(4) of the Original Act) of one-third or more of the voting rights at general meetings of a company which is a Permitted Person within (i) to (x) above; or

          (xii) a CREST member acting as trustee of shares in respect of which no other person (other than a Permitted Person) is or becomes a Relevant Person (including, without limitation, by virtue of being deemed to be one).

(e) Relevant Person means any person (whether or not identified) who has, or who appears to the Directors to have, an interest in shares which carry the right to cast 15 per cent. or more of the total votes attaching to Relevant
     Share Capital of all classes (taken as a whole) and capable of being cast on a poll, or who is deemed for the purposes of this Article 51 to be a Relevant Person;

(f) Relevant Share Capital means the relevant share capital (as defined in Section 198(2) of the Original Act) of the Company;

(g) Relevant Shares means all shares comprised in the Relevant Share Capital in which a Relevant Person has, or appears to the Directors to have, an interest or which are deemed for the purposes of this Article 51 to be Relevant Shares; and

(h) Required Disposal means a disposal or disposals of such a number of Relevant Shares or interests therein as will cause a Relevant Person to cease to be a Relevant Person, not being a disposal to another Relevant Person (other than a Permitted Person) or a disposal which constitutes any other person (other than a Permitted Person) a Relevant Person; and, for the purposes of this Article 51, where the Directors resolve that they have made reasonable enquiries and that they are unable to determine:

         (i) whether or not a particular person has an interest in any particular shares comprised in Relevant Share Capital, or

         (ii)     who is interested in any particular shares so comprised,

     the shares concerned shall be deemed to be Relevant Shares and all persons interested in them to be Relevant Persons.

Extension of statutory disclosure requirements

51.(C) Subject to Articles 51.(D), (N), (O) and (P) below and without prejudice to Article 50, the provisions of Part VI of the Original Act shall apply in relation to the Company as if those provisions extended to Additional Interests and accordingly the rights and obligations arising under that Part shall apply in relation to the Company, its members and all persons interested in Relevant Share Capital, as extended by this Article 51.(C); but so that Additional Interests shall, when disclosed to the Company, be entered in a separate register kept by the Company for that purpose. The rights and obligations created by this Article 51.(C) in respect of interests in shares (including, but not limited to, Additional Interests) are in addition to and separate from those arising under Part VI of the 1985 Act.

Non-application of criminal sanctions

51.(D) Sections 210(3) to (6), 211(10), 213(3) (so far as it relates to Section 211(10)). 214(5), 215(8), 216(1) to (4), 217(7), 218(3), 219(3) and (4), 454,
455, 732 and 733 of the Original Act shall not apply in respect of Additional Interests.

Disposal notices

51.(E) If, to the knowledge of the Directors, any person other than a Permitted Person is or becomes a Relevant Person (including, without limitation, by virtue of being deemed to be one), the Directors shall send a notice to all persons (other than persons referred to in Article 51.(J) below) who appear to the Directors to have interests in the Relevant Shares and, if different, to the holders of those shares. The notice shall set out the restrictions referred to in Article 51.(H) below and call for a Required Disposal to be made within 21 days of the sending of the notice to the holder or such longer period as the Directors consider reasonable. If the Relevant Shares are held by an ADR Depositary, the notice shall state that:

(a) a specified ADR Holder or Holders (the Relevant ADR Holder(s)) is or are believed or deemed to be a Relevant Person or Persons or is or are a person or persons through whom a Relevant Person or Persons is or are believed or deemed to be interested in shares of the Company, in either case as specified in the notice; and

(b) the Directors believe that each Relevant ADR Holder or the Relevant Person or Persons believed or deemed to have interests through such Relevant ADR Holder, as the case may be, is or are deemed to be interested in a specified number of shares.

The Directors may extend the period in which any such notice is required to be complied with and may withdraw any such notice (whether before or after the expiration of the period referred to) if it appears to them that there is no Relevant Person in relation to the shares concerned. After the sending of such a notice, and save for the purpose of a Required Disposal under this Article 51.(E) or Article 51.(F), no transfer of any of the Relevant Shares may be registered until either the notice is withdrawn or a Required Disposal has been made to the satisfaction of the Directors and registered.

Disposal by Directors if non-compliance

51.(F) If a notice sent under Article 51.(E) has not been complied with in all respects to the satisfaction of the Directors and has not been withdrawn, the Directors shall, so far as they are able, make a Required Disposal (or procure that a Required Disposal is made) and shall, by means of an instrument, send a notice of the disposal to those persons to whom the notice was sent. The Relevant Person(s) and the holder(s) of the shares duly disposed of shall be deemed to have irrevocably and unconditionally authorised the Directors to make such Required Disposal. The manner, timing and terms of any such Required Disposal made or sought to be made by the Directors (including but not limited to the price or prices at which the same is made and the extent to which assurance is obtained that no transferee, except a Permitted Person, is or would become a Relevant Person) shall be such as the Directors determine, based on advice from bankers, brokers or other appropriate persons consulted by them for the purpose, to be reasonably practicable having regard to all the circumstances, including but not limited to the number of shares to be disposed of and the requirement that the disposal be made without delay and the Directors shall not be liable to any person for any of the consequences of reliance on such advice. If, in relation to a Required Disposal to be made by the Directors, Relevant Shares are held by more than one holder (treating joint holders of any Relevant Shares as a single holder) the Directors shall cause as nearly as practicable the same proportion of each holding (so far as known to them) of the Relevant Shares to be sold.

Disposal procedure and application of proceeds

51.(G) For the purpose of effecting any Required Disposal, the Directors may authorise in writing any officer or employee of the Company to execute any necessary transfer on behalf of any holder and may enter the name of the transferee in the register of members in respect of the transferred shares, notwithstanding the absence of any share certificate, and may issue a new certificate to the transferee and an instrument of transfer executed by such person shall be as effective as if it had been executed by the holder of the transferred shares and the title of the transferee shall not be affected by any irregularity or invalidity in the proceedings relating thereto. The net proceeds of the disposal shall be received by the Company whose receipt shall be a good discharge for the purchase money, and shall be paid (without any interest being payable in respect of it and after deduction of any expenses incurred by the Directors in the sale) to the former holder (or, in the case of joint holders, the first of them named in the register of members) upon surrender by him or on his behalf of any certificate in respect of the Relevant Shares sold and formerly held by him and, if appropriate, a new certificate in respect of the balance of the Relevant Shares of which he is the holder shall be sent to him at the same time.

Suspension of rights

51.(H) A holder of a Relevant Share to whom a notice has been sent under (and complying with) Article 51.(E) above shall not in respect of that share be entitled, until such time as the notice has been complied with to the satisfaction of the Directors or withdrawn, to attend or vote at any general meeting of the Company or meeting of the holders of Relevant Share Capital or of any class thereof, or to exercise any other right conferred by membership in relation to any such meeting; and the rights to attend (whether in person or by proxy or (in the case of a corporation) by authorised representative) to speak and to demand and vote on a poll which would have attached to the Relevant Share, had it not been a Relevant Share, shall vest in the chairman of any such meeting. The manner in which the chairman exercises or refrains from exercising any such rights shall be entirely at his discretion. The chairman of any such meeting shall be informed by the Directors of any share becoming or being deemed to be a Relevant Share to which this Article 51.(H) applies.

Determination of Relevant Persons

51.(I) Without prejudice to the provisions of the Statutes and subject to paragraph (e) of Article 51.(B), the Directors may assume, without enquiry, that a person is not a Relevant Person unless the information contained in the registers kept by the

Company under Part VI of the 1985 Act, or under Part VI of the Original Act, as applied and extended by this Article 51, including the separate register to be kept under Article 51.(C), appears to the Directors to indicate to the contrary or the Directors have reason to believe otherwise, in which circumstances the Directors shall make reasonable enquiries to discover whether any person is a Relevant Person.

Deemed notice

51.(J) The Directors shall not be obliged to send any notice required under this Article 51 to be sent to any person if they do not know either his identity or his address. The absence of such a notice in those circumstances and any accidental error in, or failure to send , any notice to any person to whom notice is required to be sent under this Article 51 shall not prevent the implementation of, or invalidate, any procedure under this Article 51.

Informing of co-Directors

51.(K) If any Director has reason to believe that a person (not being a Permitted Person) is a Relevant Person, he shall inform the other Directors.

Sending of notices

51.(L) Save as otherwise provided in this Article 51, the provisions of these Articles applying to the sending of notice of meetings to members shall apply to the sending to a member of a notice required by this Article 51. Any notice required by this Article 51 to be sent to a person who is not a member, or who is a member whose registered address is not within the United Kingdom and who has not sent to the Company an address within the United Kingdom at which notices may be sent to him, shall be deemed validly sent if it is sent through the post in a prepaid envelope addressed to that person at the address (or if more than one, at one of the addresses), if any, at which the Directors believe him to be resident or carrying on business or to his last known address as shown on any of the register of members and the list of members maintained by an ADR Depositary. The notice shall in such a case be deemed to have been sent on the day following that on which the envelope containing the same is posted, unless it was sent by second class post or there is only one class of post, in which case it shall be deemed to have been sent on the day next but one after it was posted. Proof that the envelope was properly addressed, prepaid and posted shall be conclusive evidence that the notice was sent.

Exercise of Directors' discretion

51.(M) Any resolution or determination of, or decision or exercise of any discretion or power by, the Directors or any Director or by the chairman of any meeting under or pursuant to the provisions of this Article 51 (including without prejudice to the generality of the foregoing as to what constitutes reasonable enquiry or as to the manner, timing and terms of any Required Disposal made by the Directors under Article 51.(F)) shall be final and conclusive; and any disposal or transfer made, or other thing done, by or on behalf of, or on the authority of, the Directors or any Director pursuant to the foregoing provisions of this Article 51 shall be conclusive and binding on all persons concerned and shall not be open to challenge, whether as to its validity or otherwise on any ground whatsoever. The Directors shall not be required to give any reasons for any decision, determination or declaration taken or made in accordance with this Article 51.

ADR depositaries

51.(N) Article 51.(C) above shall not apply to an ADR Depositary in its capacity as such. An ADR Holder shall be deemed, for the purposes of this
Article 51, to have an interest in the number of shares in the Company in respect of which rights are evidenced by the relevant American depositary receipt and not (in the absence of any other reason why he should be so treated) in the remainder of the shares in the Company held by the ADR Depositary.

Recognised persons

51.(O) Article 51.(C) shall not apply to a recognised person acting in its capacity as such, nor shall it apply to a CREST member acting as trustee. Where in that capacity interests in shares in the Company are held by a recognised person or a CREST member acting as trustee under arrangements recognised by the Company for the purposes of this Article 51 any person who has rights in relation to shares in the Company in which such a recognised person or CREST member has such an interest shall be deemed to be interested in the number of shares in the Company for which such a recognised person or CREST member is or may become liable to account to him and any interest which (by virtue of his being a tenant in common in relation to interests in shares in the Company so held by such a recognised person or CREST member) he would otherwise be treated for the purposes of this Article as having in a larger number of shares in the Company shall (in the absence of any other reason why he should be so treated) be disregarded.

Article 51 to take precedence

51.(P) This Article 51 shall apply notwithstanding any provision in any other of these Articles which is inconsistent with or contrary to it.

Untraced Shareholders

Power to dispose of shares of untraced shareholders

52.(A) The Company shall be entitled to sell, in such manner as the Directors see fit and at the best price reasonably obtainable, any share held by a member or any share to which a person is entitled by transmission if:

(a) for a period of 12 years before the giving of notice pursuant to sub-paragraph (c) no cheque or warrant for amounts payable in respect of the share, sent and payable in a manner authorised by these Articles has been cashed and no communication in respect of the share has been received by the Company from the member or person concerned;

(b) during that period at least three dividends in respect of the share have become payable;

(c) the Company has, after the expiration of that period, by advertisement in one Scottish and one leading national newspaper and in a newspaper circulating in the area to which the cheques or warrants were sent, and by notice to the Quotations Department of The London Stock Exchange if shares of the class concerned are listed or dealt in on that exchange, given notice of its intention to sell such share; and

(d) the Company has not, during the further period of three months after the date of the advertisement and prior to the sale of the share, received any communication in respect of the share from the member or person concerned.

Power to dispose of additional shares

52.(B) The Company shall also be entitled to sell, in the manner provided for in this Article 52, any share (additional share) issued during the said period or periods of 12 years and 3 months in right of any share to which Article 52.(A) applies or in right of any share issued during either of such periods, provided that the requirements of sub-paragraphs (a) (but modified to exclude the words "for a period of 12 years before the giving of notice pursuant to sub-paragraph (c)"), (c) (but modified to exclude the words "after the expiration of that period") and (d) of Article 52.(A) are satisfied in respect of such additional share.

Transfer on sale

52.(C) To give effect to any sale pursuant to Article 52.(B), the Directors may:

(a) where the shares are held in certificated form, appoint any person to execute as transferor, an instrument of transfer of the shares to, or in accordance with the directions of, the buyer; or

(b) where the shares are held in uncertificated form, do all acts and things they consider necessary or expedient to effect the transfer of the shares to, or in accordance with, the directions of the buyer.

Sale procedure and application of proceeds

52.(D) An instrument of transfer executed in accordance with Article 52.(C)(a) shall be as effective as if it had been executed by the registered holder of, or person entitled by transmission to, such shares and the title of the transferee shall not be affected by any irregularity or invalidity in the proceedings relating thereto. An exercise by the Company of its powers in accordance with
Article 52.(C)(b) shall be as effective as if exercised by the registered holder of or the person entitled by transmission to the shares. The Company shall be indebted to the former member or other person previously entitled to the said shares for an amount equal to the net proceeds of sale, but no trust shall be created and no interest shall be payable in respect of the proceeds of sale.
The Company shall not be required to account for any money earned on the net proceeds of sale, which may be used in the Company's business or invested in such a way as the Directors may from time to time think fit.

Stock

Conversion into stock

53. Subject to the provisions of these Articles, the Company may, from time to time, by ordinary resolution, convert any fully paid shares into stock or reconvert any stock into fully paid shares of any denomination. If and whenever any shares of any class in the capital of the Company for the time being shall have been issued and be fully paid, and at that time the shares of that class previously issued shall stand converted into stock, such further shares, upon being fully paid, shall ipso facto be converted into stock transferable in the same units as the existing stock of that class.

Transfer of stock

54. The holders of stock may transfer the same or any part thereof, unless otherwise directed by ordinary resolution of the Company, in the same manner and subject to the same regulations as those subject to which the shares from which the stock arose might, previously to conversion, have been transferred (or as near thereto as circumstances admit), but no stock shall be transferable except in such units (not being greater than the nominal amount of the shares from which the stock arose) as the Directors may from time to time determine.

Rights of stockholders

55. The holders of stock shall according to the amount of the stock held by them have the same rights, privileges and advantages as regards dividend, return of capital, voting and other matters as if they held the shares from which the stock arose, but no such right, privilege or advantage (except as regards participation in the dividends, profits or assets of the Company) shall be conferred by an amount of stock which would not, if existing in shares, have conferred such right, privilege or advantage. All the provisions of these Articles applicable to paid up shares shall apply to stock, and the words share and member shall include stock and holder of stock respectively.

General Meetings

Types of general meetings

56. An annual general meeting shall be held once in every year, at such time (within a period of not more than fifteen months after the holding of the last preceding annual general meeting) and place as may be determined by the Directors. All other general meetings shall be called extraordinary general meetings.

Extraordinary general meetings

57. The Directors may whenever they think fit, and shall on requisition in accordance with the Statutes, proceed to convene an extraordinary general meeting in accordance with the Statutes.

General meetings at more than one place

58.(A) The Directors may resolve to enable persons entitled to attend a general meeting to do so by simultaneous attendance and participation at another place designated by the Directors as a satellite meeting place. The members present in person or by proxy at any satellite meeting place shall be counted in the quorum for, and be entitled to vote at, the general meeting in question, and that meeting shall be duly constituted and its proceedings valid if the chairman of the general meeting is satisfied that adequate facilities are available throughout the general meeting to ensure that members attending at all the meeting places are able to:

(a)  participate in the business for which the meeting has been convened;

(b) hear and see all persons who speak (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) in the principal meeting place and any satellite meeting place; and

(c)  be heard and seen by all other persons so present in the same way.

The chairman of the general meeting shall be present at, and the meeting shall be deemed to take place at, the principal meeting place.

Interruption or adjournment where facilities inadequate

58.(B) If it appears to the chairman of the general meeting that the facilities at the principal meeting place or any satellite meeting place have become inadequate for the purposes referred to in Article 58.(A), then the chairman may, without the consent of the meeting, interrupt or adjourn the general meeting. All business conducted at that general meeting up to the time of that adjournment shall be valid. The provisions of Article 66 shall apply to that adjournment.

Other arrangements for viewing/hearing proceedings

58.(C) The Directors may make arrangements for persons entitled to attend a general meeting or an adjourned general meeting to be able to view and hear the proceedings of the general meeting or adjourned general meeting and to speak at the meeting (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) by attending at a venue anywhere in the world not classified as a satellite meeting place. Those attending at any such venue shall not be regarded as present at the general meeting or adjourned general meeting and shall not be entitled to vote at the meeting at or from that venue. The inability for any reason of any member present in person or by proxy or any other person at such a venue to view or hear all or any of the proceedings of the meeting or to speak at the meeting shall not in any way affect the validity of the proceedings of the meeting.

Controlling level of attendance

58.(D) The Directors may from time to time make such arrangements for controlling the level of attendance at any venue for which arrangements have been made pursuant to Article 58.(C) (including without limitation the issue of tickets or the imposition of some other means of selection) as they in their absolute discretion consider appropriate, and may from time to time change those arrangements. If a member, pursuant to those arrangements, is not entitled to attend in person or by proxy at a particular venue, he shall be entitled to attend in person or by proxy at any other venue for which arrangements have been made pursuant to Article 58.(C). The entitlement of any member to be present at such venue in person or by proxy shall be subject to any such arrangement then in force and stated by the notice of meeting or adjourned meeting to apply to the meeting.

Change in place and/or time of meeting

58.(E) If, after the sending of notice of a general meeting but before the meeting is held, or after the adjournment of a general meeting but before the adjourned meeting is held (whether or not notice of the adjourned meeting is required), the Directors decide that it is impracticable or unreasonable for a reason beyond their control to hold the meeting at the declared place (or any of the declared places, in the case of a meeting to which Article 58.(A) applies) and/or time, it may change the place (or any of the places, in the case of a meeting to which Article 58.(A) applies) and/or postpone the time at which the meeting is to be held. If such a decision is made, the Directors may then change the place (or any of the places, in the case of a meeting to which Article 58.(A) applies) and/or postpone the time again if they decide that it is reasonable to do so. In either case:

(a) no new notice of the meeting need be sent, but the Directors shall, if practicable, advertise the date, place and time of the meeting in at least one leading Scottish and one leading national daily newspaper and shall make arrangements for notices of the change of place and/or postponement to appear at the original place and/or at the original time; and

(b) a proxy appointment in relation to the meeting may, if by means of an instrument, be delivered to the office or such other place within the United Kingdom as may be specified by or on behalf of the Company in accordance with Article 82.(A)(a), or, if contained in an electronic communication, be received at the address (if any) specified by or on behalf of the Company in accordance with Article 82.(A)(b) at any time not less than 48 hours before any new time appointed for holding the meeting.

Meaning of participate

58.(F) For the purposes of this Article 58, the right of a member to participate in the business of any general meeting shall include without limitation the right to speak, vote on a show of hands, vote on a poll, be represented by a proxy and have access to all documents which are required by the Statutes or these Articles to be made available at the meeting.

Security

58.(G) The Directors and, at any general meeting, the chairman may make any arrangement and impose any requirement or restriction they or he considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Directors and, at any general meeting, the chairman are entitled to refuse entry to a person who refuses to comply with these arrangements, requirements or restrictions.

Notice of General Meetings

Recipients of notice

59.(A) Subject to the provisions of the Statutes, to the provisions of these Articles and to the restrictions imposed on any shares, notice of a general meeting shall be sent to all members, to each of the Directors and to the auditors. Notice of general meetings shall also be sent to all Appointed Proxies if and to the extent that they would have been entitled under these Articles to receive such notice had they been a member.

Period of notice

59.(B) An annual general meeting and any extraordinary general meeting at which it is proposed to pass a special resolution or (save as provided by the Statutes) a resolution of which special notice has been sent to the Company, shall be called by twenty one clear days' notice at the least, and any other extraordinary general meeting by fourteen clear days' notice at the least sent in the manner hereinafter mentioned to the auditors and to all members and Appointed Proxies other than such as are not under the provisions of these Articles entitled to receive such notices from the Company; provided that a general meeting, notwithstanding that it has been called by shorter notice than that specified above, shall be deemed to have been duly called if it is so agreed:

(a) in the case of an annual general meeting, by all the members entitled to attend and vote thereat; and

(b) in the case of an extraordinary general meeting, by a majority in number of the members having a right to attend and vote thereat, being a majority together holding not less than 95 per cent. in nominal value of the shares giving that right.

A Director shall be entitled to receive notice of, and to attend and speak at, any general meeting or class meeting, notwithstanding that he is not a member of the Company.

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Accidental omission to send notice

59.(C) The accidental omission to send a notice of a meeting, or to send any notification where required by the Statutes or these Articles in relation to the publication of a notice of meeting on a website, or to send a form of proxy where required by the Statutes or these Articles, to any person entitled to receive it, or the non-receipt for any reason of any such notice or notification or form of proxy by that person, whether or not the Company is aware of such omission or non-receipt, shall not invalidate the proceedings at that meeting.

Contents of notice

60.(a) Every notice calling a general meeting shall specify the place and the day and hour of the meeting (including without limitation any satellite meeting place arranged for the purposes of Article 58.(A), which shall be identified as such in the notice), and there shall appear with reasonable prominence in every such notice a statement that a member entitled to attend and vote is entitled to appoint one or more proxies to attend and, on a poll, vote instead of him and that a proxy need not be a member of the Company.

(b) In the case of an annual general meeting, the notice shall also specify the meeting as such.

(c) In the case of any general meeting at which business other than routine business is to be transacted, the notice shall specify the general nature of such business, and if any resolution is to be proposed as an extraordinary resolution or as a special resolution, the notice shall contain a statement to that effect.

(d) The notice shall include details of any arrangements made for the purpose of Article 58.(C) (making clear that participation in these arrangements will not amount to attendance at the meeting to which the notice relates).

Routine business

61. Routine business shall mean and include only business transacted at an annual general meeting of the following classes, that is to say:

(a)    sanctioning or declaring dividends;

(b) receiving and/or adopting the accounts, the reports of the Directors and auditors and other documents required to be annexed to the accounts;

(c) appointing or re-appointing the retiring auditors (unless they were last appointed otherwise than by the Company in general meeting);

(d) fixing the remuneration of the auditors or determining the manner in which such remuneration is to be fixed; and

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(e)    appointing or re-appointing directors to fill vacancies arising at the meeting on retirement by rotation or otherwise.

Notice of resolutions

62. The Directors shall, on the requisition of members in accordance with the provisions of the Statutes, but subject as therein provided:

(a) send to the members entitled to receive notice of the next annual general meeting, notice of any resolution which may properly be moved and is intended to be moved at that meeting;

(b) send to the members entitled to receive notice of any general meeting, any statement of not more than one thousand words with respect to the matter referred to in any proposed resolution or the business to be dealt with at that meeting.

Proceedings at General Meetings

Quorum

63. No business, other than the appointment of a chairman of the meeting, shall be transacted at any general meeting unless a quorum is present at the time when the meeting proceeds to business and during the transaction of business. Three persons entitled to vote upon the business to be transacted, each being a member, the proxy of a member or a duly authorised representative of a corporation which is a member shall be a quorum.

If quorum not present

64. If within fifteen minutes from the time appointed for a general meeting (or such longer time not exceeding one hour as the chairman of the meeting may determine to wait) a quorum is not present, the meeting, if convened on the requisition of members, shall be dissolved. In any other case, or if during the transaction of business the quorum ceases to be present, the meeting shall stand adjourned to the same day in the next week, at the same place and time, or to such other day and at such other place and time as the chairman of the meeting may determine, and if at such adjourned meeting a quorum is not present within fifteen minutes from the time appointed for holding the meeting, the meeting shall be dissolved.

Chairman

65. The chairman of the Directors, failing whom one of the deputy chairmen, failing whom one of any vice-chairmen (to be chosen, if more than one are present and in default of agreement amongst themselves, by lot) shall preside as chairman at a general meeting. If there be no such chairman or deputy chairman or vice-chairman, or if at any meeting none of them be present within fifteen minutes after the time appointed for holding the meeting and willing to act, the Directors present shall choose one of their number (or, if no Director is present or if all the Directors present

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decline to take the chair, the members present shall choose one of their number)
to be chairman of the meeting.

Adjournments

66. The chairman of the meeting may with the consent of any general meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time (or sine die) and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. In addition (and without prejudice to the chairman's power to adjourn a meeting conferred by Article 58.(B)), the chairman may adjourn the meeting to another place and time without such consent if it appears to him that:

(a) it is likely to be impracticable to hold or continue that meeting because of the number of members wishing to attend who are not present; or

(b) the unruly conduct of persons attending the meeting prevents or is likely to prevent the orderly continuation of the business of the meeting; or

(c) an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

Place and time of adjourned meetings

67. Any such adjournment pursuant to Article 66 may be to such other place (or, in the case of a meeting held at a principal meeting place and a satellite meeting place, such other places) and for such time as the chairman may, in his absolute discretion determine, notwithstanding that by reason of such adjournment some members or other persons entitled to attend and vote may be unable to be present at the adjourned meeting. Any such member or any Appointed Proxy may nevertheless appoint a proxy for the adjourned meeting either in accordance with Article 82.(A)(a) or by means of an instrument which, if delivered by him to the chairman or the Secretary, shall be valid even though it is given at less notice than would otherwise be required by Article 82.(A)(a). When a meeting is adjourned for 30 days or more or for an indefinite period, notice shall be sent at least seven clear days before the date of the adjourned meeting specifying the place and time (or places, in the case of a meeting to which Article 58.(A) applies) of the adjourned meeting and the general nature of the business to be transacted. Otherwise it shall not be necessary to send any notice of an adjournment or of the business to be transacted at an adjourned meeting.

Amendments to resolutions

68. No amendment to a resolution duly proposed as an ordinary resolution may be considered or voted on (other than a mere clerical amendment to correct a patent error) unless either (a) at least 48 hours before the time appointed for holding the meeting or adjourned meeting at which the ordinary resolution is to be considered, notice of the terms of the amendment and the intention to move it has been lodged by means of an instrument at the registered office of the Company, or received in an

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

electronic communication at such address (if any) as may for the time being be notified by or on behalf of the Company for that purpose, or (b) the chairman in his absolute discretion decides that the amendment may be considered and voted on. If an amendment shall be proposed to any resolution under consideration, but shall in good faith be ruled out of order by the chairman of the meeting, the proceedings on the resolution shall not be invalidated by any error in such ruling. In the case of a resolution duly proposed as a special or extraordinary resolution no amendment thereto (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon.

Methods of voting

69. At any general meeting a resolution (other than a Special or Extraordinary Resolution) put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll as hereinafter mentioned) demanded by either:-

(a)   the chairman of the meeting; or

(b)   not less than five persons having the right to vote at the meeting;

(c) a member or members present in person holding not less than one tenth of the total voting rights of all the members having the right to vote at the meeting; or

(d) a member or members present in person holding shares in the Company conferring a right to vote at the meeting, being shares on which an aggregate sum has been paid up equal to not less than one tenth of the total sum paid up on all the shares conferring that right.

A demand by a person as a proxy for a member shall be the same as a demand by the member and in such case references in sub paragraphs (c) and (d) above to shares held by a member shall be deemed to be references to the shares in respect of which such person has been appointed proxy. All Special Resolutions and Extraordinary Resolutions shall be decided only on a poll.

Declaration of result and conduct of poll

70. A demand for a poll may be withdrawn at any time before the conclusion of the meeting or the taking of the poll, whichever is the earlier. Unless a poll is required or duly demanded (and the demand is not withdrawn) a declaration by the chairman of the meeting that a resolution has been carried, or carried unanimously, or by a particular majority, or lost and an entry to that effect in the minute book of the Company shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded for or against such resolution. Any poll shall be taken in such manner (including the use of ballot or voting papers or tickets) as the chairman of the meeting may direct, and the result of a poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The chairman of the

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meeting may (and if so directed by the meeting shall) appoint scrutineers and may adjourn the meeting to some place and time fixed by him for the purpose of declaring the result of the poll.

Chairman's casting vote

71. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a casting vote in addition to the votes to which he may be entitled as a member or as a proxy or authorised representative of a member.

When poll to be taken

72. A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll held on any other question shall be taken either immediately or at such subsequent time (being not more than thirty days after the date of the meeting) and place as the chairman may direct. No notice need be sent of a poll not taken immediately.

Continuance of meeting

73. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

Votes of Members

Right to vote

74. Subject to any special rights or restrictions as to voting attached by or in accordance with these Articles to any class of shares, on a show of hands every member present in person (but excluding for this purpose, the proxy of a member or the proxy of an Appointed Proxy) and entitled to vote shall have one vote, and on a poll every member present in person and entitled to vote shall have one vote for every share held by him.

Votes of joint holders

75. In the case of joint holders of a share the vote of the senior who tenders a vote, whether in person or by proxy or (if such senior member is a corporation) by authorised representative, shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the register of members in respect of the joint holding.

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Member under incapacity

76. A member who is a patient for any purpose of any statute relating to mental health or in respect of whom an order has been made by any court having jurisdiction (whether in the United Kingdom or elsewhere) for the protection or management of the affairs of persons incapable of managing their own affairs, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis or other person in the nature of a committee, receiver or curator bonis appointed by such court, and any such committee, receiver, curator bonis or other person may, on a poll, vote by proxy, provided that such evidence as the Directors may require of the authority of the person claiming to vote shall have been deposited at the transfer office, or at such other place (if any) as is specified for the delivery of proxy appointments in accordance with these Articles, not less than forty eight hours before the time appointed for holding the meeting or adjourned meeting or (in the case of a poll taken otherwise than at, or on the same day as, the meeting or adjourned meeting) for the taking of the poll at which it is desired to vote.

Calls in arrears

77. No member shall, unless the Directors otherwise determine, be entitled in respect of shares held by him to attend or vote at a general meeting either personally or by proxy or (if the member is a corporation) by authorised representative to exercise any other right conferred by membership in relation to meetings of the Company if any call or other sum presently payable by him to the Company in respect of shares in the Company remains unpaid.

Admissibility of Votes

Objections to voting

78. If (a) any objection shall be raised to the qualification of any person to vote or to the admissibility of any vote or (b) any votes have been counted which ought not to have been counted or which might have been rejected or (c) any votes are not counted which ought to have been counted, the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error raised or pointed out in due time shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be final and conclusive.

Supplementary provisions on voting

79. On a poll votes may be given either personally or by proxy or (if the member is a corporation) by authorised representative and a person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

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Proxies

Proxy need not be member

80.    A proxy need not be a member of the Company.

Appointment and form of proxy

81.(A) Subject to Article 81.(C), the appointment of a proxy, whether by means of an instrument or contained in an electronic communication, shall be executed in such manner as the Directors may approve. Subject thereto, the appointment of a proxy shall be executed by the appointor or his attorney or, if the appointor is a corporation, executed by a duly authorised officer, attorney or other authorised person or under its common seal. For the purpose of this Article and Articles 81.(B) and 82, an electronic communication which contains a proxy appointment need not comprise writing if the Directors so determine and in such a case, if the Directors so determine, the appointment need not be executed but shall instead be subject to such conditions as the Directors may approve.

81.(B) The appointment of a proxy shall be in any usual form or in any other form which the Directors may approve. Subject thereto, the appointment of a proxy may be:

(a)    by means of an instrument; or

(b) contained in an electronic communication sent to such address (if any) as may for the time being be notified by or on behalf of the Company for that purpose.

The Directors may, if they think fit, but subject to the provisions of the Statutes, at the Company's expense send forms of proxy for use at the meeting and issue invitations contained in electronic communications to appoint a proxy in relation to the meeting in such form as may be approved by the Directors.
The appointment of a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned. A member may appoint more than one proxy to attend on the same occasion.

81.(C) A proxy may also be appointed in accordance with Article 162(ii).

81.(D) The Directors may, but shall not be bound to, require evidence of the authority of any person executing a proxy appointment on behalf of the appointor.

Delivery of form of proxy

82.(A) Without prejudice to Article 58.(E)(b) or to the second sentence of
Article 67, the appointment of a proxy shall:

(a) in the case of an instrument, be delivered personally or by post to the office or such other place within the United Kingdom as may be specified by or on behalf of the Company for that purpose:

         (i)    in the notice convening the meeting, or

         (ii) in any form of proxy sent by or on behalf of the Company in relation to the meeting,

       not less than 48 hours before the time appointed for holding the meeting or adjourned meeting (or any postponed time for holding the meeting pursuant to Article 58.(E)) at which the person named in the appointment proposes to vote; or

(b) in the case of an appointment contained in an electronic communication, where an address has been specified by or on behalf of the Company for the purpose of receiving electronic communications:

         (i)    in the notice convening the meeting, or

         (ii) in any form of proxy sent by or on behalf of the Company in relation to the meeting, or

         (iii) in any invitation contained in an electronic communication to appoint a proxy issued by or on behalf of the Company in relation to the meeting,

       be received at that address not less than 48 hours before the time for holding the meeting or adjourned meeting (or any postponed time for holding the meeting pursuant to Article 58.(E)) at which the person named in the appointment proposes to vote; or

(c) in either case, where a poll is taken more than 48 hours after it is demanded, be delivered or received as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or

(d) in the case only of an instrument, where a poll is not taken forthwith but is taken not more than 48 hours after it was demanded, be delivered at the meeting at which the poll was demanded to the chairman or to the Secretary.

82.(B) Any power of attorney or other authority contained in an instrument under which a proxy appointment is executed shall be contained in an instrument and the same or an office or notarially certified copy or a copy certified in accordance with the Powers of Attorney Act 1971 of such instrument shall be:

(a) delivered personally or by post to the office, or to such other place within the United Kingdom as may be specified by or on behalf of the Company in accordance with Article 82.(A), not less than 48 hours before the time appointed for holding the meeting or adjourned meeting (or any postponed time for holding the meeting pursuant to Article 58.(E)) at which the person named in the appointment proposes to vote; or

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

(b) where a poll is taken more than 48 hours after it is demanded, be delivered as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or

(c) in the case only of a proxy appointment by means of an instrument, where a poll is not taken forthwith but is taken not more than 48 hours after it was demanded, be delivered at the meeting at which the poll was demanded to the chairman or to the Secretary together with the proxy appointment to which it relates.

82.(C) A proxy appointment which is not delivered or received in accordance with Article 82.(A) or in respect of which Article 82.(B) has not been complied with, shall be invalid. No proxy appointment shall be valid after the expiration of twelve months from the date stated in it as the date of its execution, except a power of attorney containing a power to act and vote for a member at meetings of the Company, and such a power, if once duly intimated to the Company, shall not require to be again deposited at the transfer office of the Company. When two or more valid proxy appointments are delivered or received in respect of the same share for use at the same meeting, the one which was executed last shall be treated as replacing and revoking the other as regards that share; if the Company is unable to determine which was executed last, none of them shall be treated as valid in respect of that share.

82.(D) A proxy appointment relating to more than one meeting (including any adjournment thereof) having once been sent for the purposes of any meeting shall not require again to be sent in relation to any subsequent meetings to which it relates.

Issue of forms of proxy

83. Subject to the provisions of the Statutes, the Directors may, if they think fit, at the expense of the Company, issue forms of proxy for use by the members with or without prepaid postage and with or without inserting therein the names of any of the Directors or any other person as proxies.

Validity of forms of proxy

84. A proxy appointment shall be deemed to include the right to demand or join in demanding a poll but shall not confer any further right to speak at the meeting, except with the permission of the chairman of the meeting, and shall also be deemed to confer authority to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The proxy appointment shall, unless the contrary is stated thereon, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

Revocation of proxy etc.

85. A vote given or poll demanded by a proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous revocation of the authority of the person voting or demanding the poll unless notice of the revocation was either delivered or received as mentioned in the following sentence at

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

least forty eight hours before the start of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll. Such notice of revocation shall be either by means of an instrument delivered to the office or to such other place within the United Kingdom as may be specified by or on behalf of the Company in accordance with Article 82.(A)(a) or contained in an electronic communication received at the address (if any) specified by or on behalf of the Company in accordance with
Article 82.(A)(b), regardless of whether any relevant proxy appointment was effected by means of an instrument or contained in an electronic communication. For the purpose of this Article, an electronic communication which contains such notice of revocation need not comprise writing if the Directors have determined that the electronic communication which contains the relevant proxy appointment need not comprise writing.

Incorporated Members acting by Representatives

Authority of representatives

86. Any corporation which is a member of the Company (in this Article, the grantor) may (by resolution of its directors or other governing body or by authority to be given under the hand of any officer duly authorised by it) authorise such person as it thinks fit to act as its representative at any meeting of the Company, or at any separate meeting of the holders of any class of shares. A person so authorised shall be entitled to exercise the same power on behalf of the grantor of the authority (in respect of that part of the grantor's holding to which his authorisation relates, in the case of an authorisation of more than one person) as the grantor could exercise if it were an individual member of the Company, and the grantor shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present at it. For the purpose of this Article 86, the expression corporation shall include a company whether incorporated in the United Kingdom or overseas.

Directors

Limits on number of directors

87. The number of Directors (other than alternate directors) shall not be less than four or more than sixteen. The Company may, by ordinary resolution, from time to time vary the minimum and/or maximum number of Directors.

Director need not be member

88. A Director shall not be required to hold a share qualification but a Director who is not a member of the Company shall nevertheless be entitled to receive notice of and to attend and speak at all general meetings of the Company and all separate meetings of the holders of any class of shares of the Company.

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Directors' fees

89. The fees paid to the Directors who do not hold executive office for their services in the office of director shall not exceed in aggregate (Pounds)250,000 per annum or such higher amount as the Company may from to time by ordinary resolution determine. Subject thereto, each such Director shall be paid a fee (which shall be deemed to accrue from day to day) at such rate as may from time to time be determined by the Directors. Any fee payable pursuant to this Article 89 shall be distinct from any salary, remuneration or other amounts payable to a Director pursuant to other provisions of these Articles or any contract or arrangement between the Company and the relevant Director.

Directors' expenses

90. The Directors may repay to any Director all such proper and reasonable expenses as he may incur in attending and returning from meetings of the Directors or of any committee or general meetings or otherwise in or about the business of the Company.

Directors' remuneration

91. Any Director who is appointed to any executive office (including for this purpose the office of chairman or deputy chairman or vice-chairman whether or not such office is held in an executive capacity) or who serves on any committee or who acts as trustee of a retirement benefits scheme or employees' share scheme or who otherwise performs services which, in the opinion of the Board or any committee thereof, are outside the scope of the ordinary duties of a Director or who makes any special exertions in going or residing abroad or otherwise in or about the business of the Company, may be paid such extra remuneration by way of salary, commission or otherwise as the Board may determine.

Retirement and other benefits

92.(A) Without prejudice to the general power of the Directors under these Articles to exercise on behalf of the Company (by establishment or maintenance of schemes or otherwise) all the powers of the Company to give, or procure the giving of, retirement, death or disability benefits, annuities or other allowances, emoluments or benefits to, or for the benefit of, any person, and without restricting the generality of their other powers, the Directors shall have power to pay, and agree to pay, retirement, death or disability benefits, annuities or other allowances, emoluments or benefits to any Director, ex-Director, officer or ex-officer of the Company or of its predecessors in business or of any other undertaking which is (a) the parent undertaking of the Company or (b) a subsidiary undertaking of the Company or of such parent undertaking or (c) otherwise allied to or associated with the Company or any such parent undertaking or subsidiary undertaking or in which the Company or such parent undertaking or subsidiary undertaking has any interest whether directly or indirectly and to the husbands, wives, widowers, widows, children, families, dependants and personal representatives of any such Director, ex-Director, officer or ex-officer, and, for the purpose of providing any such benefits, annuities, allowances or emoluments, to establish or contribute to any trust, scheme, association, arrangement or fund or to pay premiums, and shall have power to establish trusts, schemes, associations, arrangements or funds considered to be for the benefit of any such persons aforesaid. A Director, ex-Director, officer or ex-officer shall not be accountable to the Company or the members for any such benefit, annuities, allowances or emoluments, and the receipt of the same shall not disqualify any person from being or becoming a Director of the Company.

Insurance

92.(B) Without prejudice to the provisions of Article 159, the Directors shall have power to purchase and maintain insurance for, or for the benefit of, any persons who are or were at any time Directors, officers or employees of the Company, or of any other undertaking which is (a) the parent undertaking of the Company or (b) a subsidiary undertaking of the Company or of such parent undertaking or (c) otherwise allied to or associated with the Company or any such parent undertaking or subsidiary undertaking or in which the Company or such parent undertaking or subsidiary undertaking has any interest whether directly or indirectly or who are or were at any time trustees of any retirement benefits scheme or employees' share scheme in which employees of the Company or of any such other undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to the Company or any such other undertaking, retirement benefits scheme or employees' share scheme.

Directors' interests in contracts with the Company

93.(A) Subject to the provisions of the Statutes and to Article 109, a Director or alternate Director may be a party to, or in any way interested in, any contract or arrangement or transaction to which the Company is a party, or in which the Company is in any way interested, and he may hold and (in addition to any other remuneration provided for by, or pursuant to, any other Article) be remunerated in respect of any office or place of profit (other than the office of auditor of the Company or of any subsidiary undertaking of the Company) under the Company or any other undertaking in which the Company is in any way interested, and he (or any firm of which he is a member) may act in a professional capacity for the Company, or any such other undertaking, and be remunerated therefor, and in any such case as aforesaid (unless otherwise agreed), the Director may retain, for his own absolute use and benefit, all profits and advantages accruing to him thereunder or in consequence thereof.

Appointments with other undertakings

93.(B) Subject to any agreement to the contrary between the Company and the Director, a Director of the Company may be or become a director or other officer of, or otherwise interested in, any undertaking promoted by the Company or in which the Company may be interested, and (unless otherwise agreed) shall not be accountable to

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the Company or the members for any remuneration, profit or other benefit received by him as a director or officer of, or from his interest in, such other undertaking. The Directors may also cause the voting power conferred by the shares in any other undertaking held or owned by the Company or interest or right in such undertaking to be exercised in such manner in all respects as they think fit, including the exercise thereof in favour of any resolution or decision appointing themselves or any of them to be directors, officers or servants of, or to any other position in, such other undertaking, or voting or providing for the payment of remuneration to the directors, officers or servants of, or any holders of any other position in, such other undertaking.

Executive office

94.(A) The Directors may from time to time appoint one or more of their number to be the holder of any executive office or make any appointment by them of a Director conditional upon his accepting any executive office (including, where considered appropriate, the office of chairman, deputy chairman or vice-chairman, managing, joint managing, deputy or assistant managing director or chief, deputy chief or assistant chief executive) on such terms, and for such period, as they may (subject to and in accordance with the provisions of the Statutes) determine and, without prejudice to the terms of any contract entered into in any particular case, may at any time revoke any such appointment.

When termination of appointment automatic

94.(B) The appointment of any Director to any of the executive offices specifically mentioned in Article 94.(A) above shall automatically determine if he ceases to be a Director but without prejudice to any claim for damages for broach of any contract of service between him and the Company.

When termination of appointment not automatic

94.(C) The appointment of any Director to any other executive office shall not automatically determine if he ceases from any cause to be a Director, unless the contract or resolution under which he holds or is removed from office shall expressly state otherwise, in which event the termination of his office if he ceases to be a Director shall be without prejudice to any claim for damages for breach of any contract of service between him and the Company.

Delegation of powers

95. The Directors may entrust to, and confer upon, any Director any of the powers exercisable by them as Directors upon such terms and conditions and with such restrictions as they think fit, and either collaterally with, or to the exclusion of, their own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers.

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Appointment and Retirement of Directors

Age limit

96. Any provisions of the Statutes which, subject to the provisions of these Articles, would have the effect of rendering any person ineligible for appointment as a Director or liable to vacate the office of Director on account of his having reached the age of seventy or any other age or of requiring special notice or any of the special formalities in connection with the appointment of any Director over a specified age shall not apply to the Company, provided that, in the case of the appointment of a Director who has attained the age of seventy, his age shall be stated in the notice convening the general meeting (or in any document accompanying the same) at which he is proposed to be elected or re-elected.

Disqualification of a director

97. The office of Director shall be vacated in any of the following events, namely:

(a) if, pursuant to any provisions of the Statutes, he is removed or prohibited from being a director;

(b) if he becomes bankrupt, insolvent, apparently insolvent or makes any arrangement or composition with his creditors generally or shall apply to the court for an interim order under section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under that Act; or

(c)  if he is, or may be, suffering from mental disorder and/or either:

         (i) he is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1983 or, in Scotland, an application for admission under the Mental Health (Scotland) Act 1984; or

         (ii) an order is made by a court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder for his detention or for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property or affairs; or

(d) if he resigns his office by notice to the Company or, having been appointed for a fixed term, the term expires or his office as a director is vacated pursuant to Article 104; or

(e) if he shall be absent from meetings of the Directors for six consecutive months without leave and his alternate Director (if any) shall not, during such period, have attended in his stead and the Directors shall resolve that his office be vacated; or

(f) if he shall be removed from office by notice in writing sent to him signed by all his co-Directors, but so that in the case of a Director holding an executive office which automatically determines on his ceasing to be a Director such removal shall be deemed an act of the Company and shall have effect without prejudice to any claim for damages in respect of the consequent termination of his executive office.

Number of directors to retire

98. At the annual general meeting in every year one-third of the Directors who are subject to retirement by rotation or, if their number is not three or a multiple of three, the number nearest to one-third shall retire from office; but:

(a) if any director has at the start of the annual general meeting been in office for more than three years since his last appointment or re-appointment, he shall retire; and

(b) if there is only one director who is subject to retirement by rotation, he shall retire.

Which directors to retire

99. Subject to the provisions of the Statutes and these Articles, the Directors to retire by rotation shall include (so far as necessary to obtain the number required) any Director who wishes to retire and not to offer himself for re-election. Any further Directors so to retire shall be those of the other Directors subject to retirement by rotation who have been longest in office since their last re-election or appointment and so that, as between persons who became or were last re-elected Directors on the same day, those to retire shall (unless they otherwise agree among themselves) be determined by lot. The Directors to retire on each occasion (both as to number and identity) shall be determined by the composition of the Board of Directors of the Company at the date of the notice convening the annual general meeting and no Director shall be required to retire, or be relieved from retiring, by reason of any change in the number or identity of the Directors after the date of such notice but before the close of the meeting. A retiring Director shall be eligible for re-election.

When directors deemed to be re-appointed

100. The Company at the meeting at which a Director retires under any provision of these Articles may (subject to Article 102) by ordinary resolution fill up the office being vacated by electing thereto the retiring Director or some other person eligible for appointment. If the Company, at the meeting at which a Director retires by rotation, does not fill the vacancy the retiring Director shall, if willing to act, be deemed to have been reappointed unless at the meeting it is resolved not to fill the vacancy or a resolution for the reappointment of the Director is put to the meeting and lost. If he is not reappointed or deemed to have been reappointed, be shall retain office until the meeting appoints someone in his place or, if he does not do so, until the end of the meeting.

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Resolution

101. A resolution for the appointment of two or more persons as Directors by a single resolution shall not be moved at any general meeting, unless a resolution that it shall be so moved has first been agreed to by the meeting without any vote being given against it and any resolution moved in contravention of this provision shall be void.

Eligibility for election

102. No person other than a Director retiring at the meeting shall, unless recommended by the Directors for election, be eligible for appointment as a Director at any general meeting unless, not less than seven nor more than twenty-eight days before the day appointed for the meeting, there shall have been received at the office notice addressed to the Secretary and executed by a member (other than the person to be proposed) duly qualified to attend and vote at the meeting for which such notice is given of his intention to propose such person for election, and also notice executed by the person to be proposed of his willingness to be elected. The notice to be received from the proposing member shall state the particulars of the nominee which would, if he were appointed, be required to be included in the Company's register of directors maintained by the Company in terms of Section 288 of the 1985 Act.

Additional powers of the Company

103. The Company may, in accordance with and subject to the provisions of the Statutes, by ordinary resolution of which special notice has been given, remove any Director from office notwithstanding any provision of these Articles or of any contract between the Company and such Director (but without prejudice to any claim he may have for damages for breach of any such contract) and by ordinary resolution appoint another person in place of a Director so removed from office, and any person so appointed shall be treated, for the purpose of determining the time at which he or any other Director is to retire by rotation, as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director. In default of such appointment, the vacancy arising upon the removal of a Director from office may be filled by the Directors as a casual vacancy.

Appointment by ordinary resolution or by directors

104. The Company may, by ordinary resolution, appoint any person to be a Director either to fill a casual vacancy or as an additional Director and without prejudice and in addition thereto, the Directors shall have power at any time to appoint any person to be a Director either to fill a casual vacancy or as an additional Director, but so that, in either case, the total number of Directors shall not at any time exceed the maximum number (if any) fixed by, or in accordance with, these Articles. Any person so appointed by the Directors shall hold office only until the next annual general meeting and shall then be eligible for election, but shall not be taken into account in determining the number of Directors who are to retire by rotation at such meeting.

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Alternate Directors

Power to appoint alternate directors

105.(A) Any Director (other than an alternate director) may at any time, by notice executed by the Director, appoint any person (including another Director) to be his alternate Director, and may, in like manner, at any time terminate such appointment. If such alternate Director is not another Director, such appointment, unless previously approved by the Directors, shall have effect only upon and subject to being so approved. Subject to the preceding sentence of this Article, such appointment or termination shall take effect in accordance with the terms of the notice on receipt of such notice by the Company which shall, in the case of a notice contained in an instrument, be sent to the office and addressed to the Secretary, or otherwise be delivered at a meeting of the Directors or, in the case of a notice contained in an electronic communication, be sent to such address (if any) as may for the time being be notified by or on behalf of the Company for that purpose. Any of the Directors may appoint the same alternate Director. For the purposes of this Article, an electronic communication which contains an appointment or termination need not comprise writing if the Directors so determine and in such a case, if the Directors so determine, the appointment or termination need not be executed but shall instead be subject to such conditions as the Directors may approve.

Termination

105.(B) The appointment of an alternate Director shall automatically determine on the happening of any event which, if he were a Director, would cause him to vacate such office or if his appointor ceases to be a Director or if the approval of the Directors to his appointment is withdrawn, provided that if, at any meeting, any Director retires by rotation or otherwise but is re-elected at the same meeting, any appointment made by him pursuant to this Article 105 which was in force immediately before his retirement shall remain in force as though he had not retired. An alternate Director may, by sending notice to the office of the Company, resign such appointment. Such notice shall be sent to the Company in the same manner as is referred to in Article 105.(A) and shall take effect upon receipt of the same by the Company.

Alternate to receive notices

105.(C) An alternate Director shall (except when absent from the United Kingdom) be entitled, if his appointor so requests, to receive notices of meetings of the Directors to the same extent as the Director appointing him and shall be entitled to attend and vote as a Director and be counted for the purposes of a quorum at any such meeting at which the Director appointing him is not personally present and, generally, at such meeting to perform all functions, powers and duties of his appointor as a Director and, for the purposes of the proceedings at such meeting, the provisions of these Articles shall apply as if he were a Director. If he shall himself be a Director, or shall attend any such meeting as an alternate for more than one Director, his voting rights shall be cumulative but he shall count as only one for the purpose of

                                                                         Page 56
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determining whether a quorum is present. If his Appointor is for the time being absent from the United Kingdom, or temporarily unable to act through ill-health or disability, his signature to any resolution in writing of the Directors shall be as effective as the signature of his appointor. To such extent as the Directors may from time to time determine in relation to any committees formed under Article 114.(A), this Article 105.(C) shall also apply mutatis mutandis to any meeting of any such committee of which his appointor is a member. An alternate Director shall not (save as aforesaid) have power to act as a Director nor shall he be deemed to be a Director for the purposes of these Articles.

Alternate may be paid expenses but not remuneration

105.(D) An alternate Director may be repaid expenses, and shall be entitled to be indemnified, by the Company to the same extent mutatis mutandis as if he were a Director, but he shall not be entitled to receive from the Company any remuneration in respect of his services as an alternate Director, except only such proportion (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice to the Company from time to time direct.

Alternate not an agent of appointor

105.(E) Except as otherwise expressly provided in these Articles, an alternate Director shall be deemed for all purposes to be a Director. Accordingly, except where the context otherwise requires, a reference to a Director shall be deemed to include a reference to an alternate Director. An alternate Director shall be responsible for his own acts and defaults and he shall not be deemed to be the agent of the Director appointing him.

Proceedings Of Directors

Meetings of directors

106. Subject to the provisions of these Articles, the Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting shall be determined by a majority of votes. In case of an equality of votes, the chairman of the meeting shall have a second or casting vote. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors. Notice of a meeting of the Directors shall be deemed to be properly sent to a Director if it is sent to him personally or by word of mouth or sent by instrument to him at his last known address or such other address (if any) as may for the time being be notified by him or on his behalf to the Company for that purpose or sent using electronic communications to such address (if any) as may for the time being be notified by him or on his behalf to the Company for that purpose. A Director absent or intending to be absent from the United Kingdom may request the Directors that notices of meetings of Directors shall, during his absence, be sent by instrument to him at such address (if any) as may for the time being be notified by him or on his behalf to the Company for that purpose or sent using electronic communications to such address (if any) as may for the time being be notified by him or on his behalf to the Company for that purpose but, in the absence of

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any such request, it shall not be necessary to send notice of a meeting of
Directors to any Director for the time being absent from the United Kingdom. A Director may waive notice of any meeting either prospectively or retrospectively. Without prejudice to the first sentence of this Article 106, a meeting of the Directors, or of a committee of the Directors, may consist of a conference between Directors who are not all in one place, but of whom each is able, directly or by telephonic or other communication, to speak to each of the others and to be heard by each of the others simultaneously. A Director taking part in such a conference shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly. Such a meeting shall be deemed to take place where the largest group of those participating in the conference is assembled, or, if there is no such group, where the chairman of the meeting then is. The word meeting in these Articles shall be construed accordingly. Any electronic communication pursuant to this
Article 106 need not comprise writing if the Directors so determine.

Authority to vote

107. A Director who is unable to attend any meeting of the Directors and has not appointed an alternate Director may authorise any other Director to vote for him at that meeting, and in that event the Director so authorised shall have a vote for each Director by whom he is so authorised in addition to his own vote. Any such authority must be in writing which must be produced at the meeting at which the same is to be used and be left with the Secretary for retention. For the purpose of this Article, an electronic communication which contains an authority need not comprise writing if the Directors so determine.

Quorum

108. The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and, unless so fixed at any other number, shall be two. A meeting of the Directors, at which a quorum is present, shall be competent to exercise all powers and discretions for the time being exercisable by the Directors.

Directors' interests

109. A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract (or any transaction or arrangement whether or not constituting a contract) with the Company or any subsidiary undertaking of the Company shall declare the nature of his interest in accordance with the provisions of the Statutes. For the purposes of this Article 109:

(a) a general notice sent to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified; and

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(b)  an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

Directors' powers to vote

110.(A)   Save as herein provided, a Director shall not vote in respect of any contract or arrangement or any other proposal whatsoever in which (together with any interest of any person connected with him) he has any material interest otherwise than by virtue of his interests in shares or debentures or other securities of or otherwise in or through the Company. A Director shall not be counted in the quorum at a meeting in relation to any resolution on which he is debarred from voting.

Where interest does not prevent voting

110.(B)   Subject to the provisions of the Statutes, a Director shall (in the absence of some other material interest than is indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters, namely:

(a) the giving of any guarantee, security or indemnity to him in respect of money lent or obligations incurred by him at the request of, or for the benefit of, the Company or any of its subsidiary undertakings;

(b) the giving of any guarantee, security or indemnity in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which he himself has assumed responsibility (in whole or in part and whether alone or jointly with others) under a guarantee or indemnity or by the giving of security;

(c) any proposal concerning the subscription or purchase by him of shares, debentures or other securities of the Company pursuant to an offer or invitation to members or debenture holders of the Company, or any class of them, or to the public or any section of them;

(d) a contract, arrangement, transaction or proposal concerning an offer of shares or debentures or other securities of or by the Company or any of its subsidiary undertakings for subscription or purchase, in which offer he is or may be interested as a participant in the underwriting or sub-underwriting thereof;

(e) a contract, arrangement, transaction or proposal concerning any other body corporate in which he is interested, directly or indirectly, and whether as an officer or shareholder or otherwise howsoever, provided that he (together with persons connected with him within the meaning of Section 346 of the 1985 Act) does not hold an interest (as that term is used in Sections 198 to 211 of the 1985 Act) representing 1 per cent. or more of the issued shares of any class of the equity share capital of such body corporate (or of any third body corporate through which his interest is derived) or of the voting rights available to members of the relevant body corporate (any such interest being deemed for the purposes of this Article 110 to be a material interest in all circumstances). For the purpose of this sub-paragraph (e) there shall be disregarded any shares held by a Director as simple trustee under the law of Scotland and of a bare or custodian trustee under the laws of England and Wales and in which he has no beneficial interest and any shares comprised in any authorised unit trust scheme in which the Director is interested only as a unit holder;

(f) a contract, arrangement, transaction or proposal for the benefit of employees of the Company or of any of its subsidiary undertakings which does not award him any privilege or benefit not generally accorded to the employees to whom the contract or arrangement relates; and

(g) a contract, arrangement, transaction or proposal concerning insurance which the Company is empowered to purchase and/or maintain for or for the benefit of any Directors of the Company or for persons who include Directors of the Company.

Interests of connected persons and alternates

110.(C)   For the purpose of this Article 110, an interest of a person who is, for the purpose of the 1985 Act, connected with (which words shall have the meaning given thereto by Section 346 of the 1985 Act) a Director shall be treated as an interest of the Director and, in relation to an alternate, an interest of his appointor shall be treated as an interest of the alternate without prejudice to any interest which the alternate has otherwise.

Consideration of matters involving two or more directors

110.(D)   Where proposals are under consideration concerning the appointment
(including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any undertaking in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such case each of the Directors concerned (if not debarred from voting under paragraph (e) of Article 110.(B) or otherwise precluded from voting) shall be entitled to vote (and be counted in the quorum) in respect of each resolution, except that concerning his own appointment.

Materiality of directors' interests

110.(E)   If any question shall arise at any meeting as to the materiality of a
Director's interest, or as to the entitlement of any Director to vote, and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the chairman of the meeting (or, if the Director concerned is the chairman, to the other Directors at the meeting) and his ruling in relation to any Director other than himself (or, as the case may be, the ruling of the majority of the other Directors in relation to the chairman) shall be final and conclusive, except in a case where the nature or extent of the interests of such Director (or, as the case may be, the chairman) has not been fairly disclosed.

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Power of directors if number falls below minimum

111. The continuing Directors may act notwithstanding any vacancies in their number, but if, and so long as, the number of Directors is reduced below the number fixed by, or in accordance with, these Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of filling up such vacancies or of summoning general meetings of the Company, but not for any other purpose. If there are no Directors or Director able or willing to act, then any two members may summon a general meeting for the purpose of appointing Directors.

Chairman

112. The Directors may elect a chairman (or make any appointment by them of a Director conditional upon his becoming the chairman) and one or more deputy chairmen and determine the period for which each is to hold office. The chairman or, in his absence, one of any deputy chairmen shall preside at meetings of the Directors, but if no chairman or deputy chairman shall have been appointed, or if at any meeting none of them be present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting. If at any time there is more than one deputy chairman or vice-chairman, the right to preside at a meeting of Directors shall in the absence of the chairman be determined as between the deputy chairmen present (if more than one) by seniority in length of appointment or otherwise as resolved by the Directors.

Resolutions in writing

113. A resolution in writing, executed by all the Directors for the time being in the United Kingdom and all the alternate Directors (if any) for the time being in the United Kingdom whose appointors are for the time being absent from the United Kingdom (provided that their number is sufficient to constitute a quorum) or by all the members of a committee formed under Article 114.(A) for the time being, shall be as valid and effective as a resolution passed at a meeting of the Directors or, as the case may be, of such committee duly convened and held. For this purpose:

(a) a resolution may be by means of an instrument or contained in an electronic communication sent to such address (if any) as may for the time being be notified by the Company for that purpose; and

(b) a resolution may consist of several instruments and/or several electronic communications, each executed by one or more Directors or alternate Directors or members of the committee concerned, or a combination of both.

Committees of directors

114.(A)   The Directors may delegate any of their powers or discretions
(including, for the avoidance of doubt, any powers or discretions relating to the remuneration of Directors) to committees consisting of one or more of the Directors and (if thought fit) one or more other persons co-opted as hereinafter provided. Any such delegation shall, in the absence of express provision to the contrary in the terms

                                                                         Page 61
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of delegation, be deemed to include authority to sub-delegate to one or more
Directors (whether or not acting as a committee) or to any employee or agent of the Company all or any of the powers delegated and may be made subject to such conditions as the Directors may specify, and may be revoked or altered. Any committee so formed shall, in the exercise of the powers so delegated, conform to any regulations which may from time to time be imposed by the Directors. Any such regulations may provide for, or authorise, the co-option to the committee of persons other than Directors and for such co-opted members to have voting rights as members of the committee, but so that (a) the number of co-opted members shall be less than one half of the total number of members of the committee and (b) no resolution of the committee shall be effective unless a majority of the members of the committee present at the meeting are Directors or alternates of Directors.

Proceedings of committees

114.(B)   The meetings and proceedings of any such committee shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Directors so far as the same are applicable and are not superseded by any regulations made by the Directors under Article 114.(A).

Use of designation Director

115. The Directors may appoint any person to any office or employment having a designation or title including the word Director, or attach to any existing office or employment with the Company such a designation or title, and may terminate any such appointment or the use of any such designation or title. Unless the appointment of the holder has been recorded in the register of directors maintained by the Company in terms of Section 288 of the 1985 Act, the inclusion of the word Director in the designation or title of any such office or employment shall not imply that the holder is a Director of the Company, nor shall the holder thereby be empowered in any respect to act as, or be deemed to be, a Director of the Company for any of the purposes of these Articles.

Validity of proceedings

116. All acts done by any meeting of Directors or of any such committee or by any person acting as a Director shall, as regards all persons dealing in good faith with the Company, notwithstanding that there was some defect in the appointment or continuance in office of any such Directors (or their alternates), or member of the committee, or person acting as aforesaid, or that they or any of them were disqualified or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director (or alternate Director) or member of the committee and had been entitled to vote.

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General Powers of Directors

Business to be managed by the directors

117.(A)   The business and affairs of the Company shall be managed by the
Directors who, subject to and in accordance with the provisions of the Statutes, the Memorandum of Association of the Company (the Memorandum) and these Articles and to any directions given by special resolution, may exercise all the powers of the Company. No alteration of the Memorandum or these Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. The general powers given by this Article 117 shall not be limited, or restricted, by any special authority or power given to the Directors by these Articles and a meeting of the Directors at which a quorum is present may exercise all powers exercisable by the Directors.

Exercise by Company of Voting Rights

117.(B)   The Directors may exercise the voting power conferred by the shares in any body corporate held or owned by the Company in such manner in all respects as they think fit (including without limitation the exercise of that power in favour of any resolution appointing its members or any of them directors of such body corporate, or voting or providing for the payment of remuneration to the directors of such body corporate).

Local boards

118.(A)   The Directors may make such arrangements as they think fit for the management and transaction of the Company's affairs in any specified locality, whether in the United Kingdom or elsewhere, and, without prejudice to the generality of the foregoing, may at any time, and from time to time, (a) establish any regional, divisional or local boards, committees or agencies for managing any of the affairs of the Company, either in the United Kingdom or elsewhere; (b) appoint any one or more of the Directors, or any other person or persons, to be members of such regional, divisional or local boards or committees, or any managers or agents, and may fix their remuneration; (c) delegate to any regional, divisional or local board or committee, manager or agent any of the powers, authorities and discretions vested in the Directors with power to sub-delegate; (d) authorise the members of any regional, divisional or local boards or committees or any of them, to fill any vacancies therein, and to act notwithstanding vacancies and any such appointment or delegation may be made upon such terms and subject to such conditions as the Directors may think fit; and (e) remove any person so appointed, may fix the quorum of the said regional, divisional or local boards or committees, and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

Agents

118.(B)   The Directors may, by power of attorney or otherwise, appoint any person to be the agent of the Company for such purposes, with such powers,

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authorities and discretions (not exceeding those vested in the board) and on such conditions as the Directors determine, including without limitation authority for the agent to delegate all or any of his powers, authorities and discretions, and may revoke or vary such delegation.

Powers of attorney

119. The Directors may, from time to time and at any time, by power of attorney or otherwise, appoint any person or undertaking, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period, and subject to such conditions, as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him. The Directors may delegate all or any of their powers under this Article 119.

Official seal for use abroad

120. The Company may exercise the powers conferred by the Statutes with regard to having an official seal for use abroad and such powers shall be vested in the Directors.

Overseas and local registers

121. Subject to and to the extent permitted by the Statutes and the Regulations, the Company, or the Directors on behalf of the Company, may cause to be kept in any territory outside the United Kingdom a branch register of members resident in such territory, and the Directors may make and vary such regulations as they may think fit in respect of the keeping of any such register.

Execution by the Company

122. All cheques, promissory notes, drafts, bills of exchange, and other negotiable or transferable instruments, and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the Directors or any duly authorised committee of the Directors shall from time to time determine.

Borrowing Powers

General power to borrow

123.(A)   Subject as hereinafter provided, the Directors may exercise all the powers of the Company to borrow money and to pledge or grant any security over all or any part of its undertaking, property and assets (present and future) and uncalled capital and, subject to and in accordance with the Statutes, to issue debentures, debenture stock and other securities whether terminable, redeemable or perpetual and

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whether outright or as collateral security for any guarantee, debt, liability or obligation of the Company or of any third party.

Definitions for and interpretation of Article 123

123.(B)   For the purposes of this Article 123:

     Adjusted Capital and Reserves shall be interpreted in accordance with
     Article 123.(D);

     equity share capital has the same meaning as in Section 744 of the 1985
     Act;

     Excepted Foreign Currency Borrowings means moneys borrowed denominated or repayable in a currency other than sterling which have the benefit of an exchange cover scheme;

     exchange cover scheme means HM Treasury exchange cover scheme, forward currency contract, currency option, back-to-back loan, swap or other arrangement taken out or entered into to reduce the risks associated with fluctuations in the exchange rates;

     finance lease means a contract between a lessor and a member of the Group as lessee or sub-lessee where substantially all the risks and rewards of the ownership of the asset leased or sub-leased are to be borne by the lessee or sub-lessee;

     Group means the Company and its subsidiary undertakings for the time being;

     hire purchase agreement means a contract of hire between a hire purchase lender and a member of the Group as hirer;

     Investments means at any time the aggregate of:

         (a)  cash at bank and in hand;

         (b) deposits (including for the avoidance of doubt, certificates of deposit) for a term not exceeding six months and money at call; and

         (c) securities issued by the Government of the United Kingdom which are traded on a recognised investment exchange.

     Latest Accounts means in the case where:

         (a) the Company has no subsidiary undertakings, the latest published audited balance sheet of the Company; or

         (b) the Company has subsidiary undertakings but there is no audited consolidated balance sheet of the Group, the respective latest published audited balance sheets of the undertakings comprising the Group;

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         (c)  the Company has subsidiary undertakings some only of whose audited balance sheets are consolidated in the latest published audited balance sheet of the Group, the latest published consolidated audited balance sheet of the Group together with the latest published audited balance sheets of those subsidiary undertakings whose audited balance sheets are not included in the consolidated audited balance sheet of the Group; and

         (d) the Company has subsidiary undertakings all of whose audited balance sheets are consolidated in the latest published audited consolidated balance sheet of the Group, the latest published consolidated audited balance sheet of the Group and in this Article 123 references to balance sheets shall be construed as balance sheets prepared for the purposes of the Statutes in accordance with the historical cost convention or that convention with modifications provided that if balance sheets prepared for the purposes of the Statutes have not been prepared in accordance with the historical cost convention but have been prepared in accordance with the current cost convention references to balance sheets are to be taken as references to balance sheets prepared for the purpose of the Statutes in accordance with the current cost convention but adjusted as the Auditors, after consultation with the Directors, consider appropriate to enable the aggregate amount referred to in Article 123.(C) below to be calculated as though derived from a balance sheet prepared in accordance with the historical cost convention or that convention as applied with such modifications as may be appropriate in the circumstances and references to the Latest Accounts shall be construed accordingly;

     moneys borrowed shall be interpreted in accordance with Article 123.(E);

     outside interests means the proportion of the nominal amount of the issued equity share capital of a partly owned subsidiary undertaking which is not attributable, directly or indirectly, to the Company; and

     subsidiary undertaking shall be construed as a subsidiary undertaking of the Company.

Maximum limit on borrowings

123.(C)   The Directors shall restrict the moneys borrowed by the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiary undertakings so as to secure (so far, as regards subsidiary undertakings, as by such exercise they can secure) that the aggregate principal amount (including any fixed or minimum premium payable on final repayment) at any one time outstanding in respect of all moneys borrowed (whether secured or not) by the Group (exclusive of moneys borrowed by any member of the Group from any other member of the Group, subject to paragraph (c) of Article 123.(E)) for the time being, subject as hereinafter provided, shall not without the previous sanction of an ordinary resolution of the Company exceed (i) at any time prior to the date of publication of the

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audited accounts of the Company for the accounting period current at the date of adoption of these Articles (Pounds)8,000,000,000 and (ii) at any time thereafter a sum equal to two and a half (2 1/2) times the Adjusted Capital and Reserves;

Adjusted capital and reserves

123.(D)   For the purposes of this Article 123, the expression Adjusted Capital and Reserves shall mean at the relevant time the aggregate of:

(a) the amount for the time being paid up or credited as paid up on the issued share capital of the Company and such of the share capital as has been unconditionally allotted but not issued; and

(b) the total of the amounts standing to the credit of the reserves of the Group (including any share premium account, capital redemption reserve, revaluation reserve and statutory reserve and after adding any credit balance or deducting any debit balance on the profit and loss account), all based on the Latest Accounts after:

(i) making such adjustments as may be appropriate to reflect any variations since the date of the Latest Accounts in such share capital or reserves and so that for this purpose (aa) if the Company proposes to issue or has issued any shares for cash and the issue has been underwritten then the amount (including any premium) of the subscription moneys so underwritten (not being moneys payable later than six months after the date the underwriting becomes unconditional) shall be deemed to have been paid up on the date when the issue of such shares was underwritten (or if such underwriting was conditional, on the date when the underwriting becomes unconditional) and (bb) subject as aforesaid, share capital (including any premium) shall be deemed to have been paid up as soon as it has been unconditionally agreed to be subscribed or taken up by any person (provided it is to be so subscribed or taken up within six months of such agreement);

(ii) excluding any sums attributable to outside interests in any subsidiary undertaking and making such adjustments as may be appropriate in respect of any variation in the interests of the Company in its subsidiary undertakings since the date of the Latest Accounts;

(iii) deducting any distributions declared, recommended or made by a member of the Group (other than attributable directly or indirectly to the Company) out of profits earned up to and including the date of the Latest Accounts to the extent that any such distributions are not provided for therein;

(iv) making all such adjustments, if the calculation is required for the purposes of, or in connection with, a transaction under or in connection with which any undertaking is to become or cease to be a subsidiary undertaking, as would be appropriate if such transaction had been carried into effect; and

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(v)     making such other adjustments (if any) as the auditors may consider appropriate to provide for the carrying into effect of the transaction for the purposes of which the Adjusted Capital and Reserves requires to be calculated or otherwise.

Moneys borrowed

123.(E)   (a)  For the purposes of this Article 123, moneys borrowed shall, subject to paragraph (b) of this Article 123.(E), be deemed to include the following, except in so far as otherwise taken into account:

               (i) the principal amount for the time being outstanding and owing by a member of the Group in respect of any debenture (other than the debenture dated 30th April, 1991 issued in favour of the Secretary of State pursuant to a direction made under Section 71 of the Electricity Act 1989) whether issued for cash or otherwise;

               (ii) the principal amount raised by a member of the Group by acceptances under any acceptance credit opened on its behalf and in its favour by any bank or accepting house (not being acceptances in respect of the purchase or sale of goods or the provision of services in the ordinary course of business which are outstanding for six months or less);

               (iii) the nominal amount of any share capital and the principal amount of any borrowings of any person (together in each case with any fixed or minimum premium payable on final repayment) the redemption or repayment of which is guaranteed or wholly or (to the extent the same is partly secured) partly secured by a member of the Group (but excluding any such share capital which is for the time being beneficially owned by, and (as determined in accordance with paragraph (c) of this Article 123.(E)) any such borrowings which are for the time being owed to, a member of the Group);

               (iv) the nominal amount of any share capital (not being equity share capital) of any subsidiary undertaking owned otherwise than by the Company or another subsidiary undertaking;

               (v) any fixed or minimum premium payable on final redemption or repayment of any debentures, share capital or other borrowed moneys falling to be taken into account; and

               (vi) any amount in respect of a hire purchase agreement or of a finance lease payable in either case by a member of the Group which would be shown as being so payable in a balance sheet prepared in accordance with the accounting principles used in the preparation of the Latest Accounts.

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          (b)  For the purposes of this Article 123 moneys borrowed shall be deemed not to include the following:

               (i) borrowings incurred by a member of the Group for the purpose of financing any contract in respect of which any part of the price receivable under the contract by that or any other member of the Group is guaranteed or insured by the Export Credits Guarantee Department or by any other governmental department or agency fulfilling a similar function, up to an amount equal to that part of the price receivable under the contract which is so guaranteed or insured;

               (ii) borrowings by a member of the Group before, and outstanding after, it becomes a subsidiary undertaking of the Company and amounts secured on an asset before, and remaining so secured after, it is acquired by a member of the Group until six months after the undertaking becomes a subsidiary undertaking or the asset is acquired, as the case may be;

               (iii) any guarantee or indemnity given by any member of the group in respect of any amount or obligation deemed not to be moneys borrowed under any of the provisions of this Article 123; and

               (iv) borrowings incurred by a member of the Group for the purpose of complying with any direction issued by the Secretary of State under Section 34 or Section 96 of the Electricity Act 1989;

          (c)  For the purposes of this Article 123:

               (i) moneys borrowed by a partly owned subsidiary undertaking and not owing to another member of the Group shall (notwithstanding paragraph (a) of this Article 123.(E)) be taken into account subject to the exclusion of a proportion of such moneys borrowed attributable to outside interests;

               (ii) moneys borrowed and owing to a partly owned subsidiary undertaking by another member of the Group shall, subject to paragraph (a) of this Article 123.(E) and sub-paragraph
                     (iii) below, be taken into account to the extent of the proportion of such moneys borrowed attributable to the outside interests in such partly owned subsidiary undertaking; and

               (iii) in the case of moneys borrowed and owing to a partly owned subsidiary undertaking by another partly owned subsidiary undertaking, the proportion which would otherwise be taken into account under sub-paragraph (ii) above shall be reduced by excluding such part of such moneys borrowed as is attributable to the outside interests in the borrowing subsidiary undertaking;


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          (d)  There shall be offset against the amount of moneys borrowed, any amounts beneficially owned by a member of the Group which represent the value of Investments which would be shown as current assets in a balance sheet prepared in accordance with the accounting principles used in the preparation of the Latest Accounts, subject, in the case of Investments which are beneficially owned by a partly owned subsidiary undertaking, to the exclusion of a proportion thereof attributable to outside interests.

          (e) For the avoidance of doubt, no amount shall be taken into account more than once in any calculation of moneys borrowed; and

          (f) When the aggregate principal amount of borrowings required to be taken into account on any particular date is being ascertained, any particular borrowing which is then outstanding and which is denominated or repayable in a currency other than sterling shall:

               (i) with the exception of Excepted Foreign Currency Borrowings, be translated into sterling at the rate of exchange prevailing in London at the close of business on the last business day before that date or, if it would result in a lower figure, at the rate of exchange prevailing in London at the close of business on the last business day six months before that time and so that, for these purposes, the rate of exchange shall be taken as the spot rate in London recommended by a London clearing bank selected by the Directors as being the most appropriate rate for the purchase by the Company of the currency and amount in question for sterling at the time in question; and

               (ii) in the case of any Excepted Foreign Currency Borrowings, at the rate of exchange which would be applicable to such moneys borrowed on their repayment to the extent that such rate of exchange is fixed under any exchange cover scheme in connection with such moneys borrowed, provided that, where it is not possible to determine the rate of exchange applicable at the time of repayment of such moneys borrowed, they shall be translated into sterling under the terms of the applicable exchange cover scheme on such basis as may be agreed with, or determined by, the auditors or, if it is agreed with the auditors not to be practicable, in accordance with the provisions of sub-paragraph (f)(i) above.

Fluctuating rates of exchange

123.(F) The Company shall not be in breach of the borrowing limit under this
Article 123 by reason of the limit being exceeded as a result only of any fluctuation in rates of exchange provided that within six months of the Directors becoming aware of any such fluctuation or change which would but for this provision have caused such a

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breach, the aggregate principal amount as aforesaid is reduced to an amount not exceeding the said limit.

Changes in legislation

123.(G)   If, as a result of any change in legislation relating to or affecting taxation matters, any amount payable by a member of the Group in respect of any finance lease shall increase and, if in consequence the borrowing limit under this Article 123 is exceeded, an amount of moneys borrowed equal to the excess may be disregarded until the expiration of six months after the date on which the Directors become aware that such a situation has arisen.

Validity of borrowing arrangements

123.(H)   No person dealing with the Company or any of its subsidiary undertakings shall, by reason of the foregoing provisions, be concerned to see or inquire whether the said limits are observed, and no debt incurred or security given in excess of such limit shall be invalid or ineffectual unless the lender or the recipient of the security had, at the time when the debt was incurred or security given, express notice that the said limit had been or would thereby be exceeded. A certificate signed by two Directors that the amount of any moneys borrowed is within the said limits shall for the purposes of this
Article 123.(H) be conclusive evidence in any question between any such person and the Company.

Certification by auditors

123.(I) A certificate or report by the auditors as to the amount of Adjusted Capital and Reserves or as to the amount of moneys borrowed or to the effect that the limit imposed by this Article 123 has or has not been or will or will not be exceeded at any particular time or times shall be conclusive evidence of the amount or of that fact.

Secretary

124. The Secretary shall be appointed by the Directors on such terms and for such period as they may think fit. Any Secretary so appointed may, at any time, be removed from office by the Directors, but without prejudice to any claim for damages for breach of any contract of service between him and the Company. If thought fit, two or more persons may be appointed as joint secretaries. The Directors may also appoint, from time to time, on such terms as they may think fit, one or more deputy secretaries and assistant secretaries. Anything by the Statutes or by these Articles required or authorised to be done by or to the Secretary may, if the office is vacant or there is for any other reason no Secretary capable of acting, be done by or to any deputy or assistant secretary, or if there is no deputy or assistant secretary capable of acting, by or to any officer of the Company authorised generally or specially in that behalf by the Directors.

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Seals

125.(A)   The Directors shall provide for the safe custody of the seal and any securities seal and neither shall be used without the authority of the Directors or a committee authorised by the Directors on their behalf.

125.(B)   Every deed, contract, document, instrument or other writing to which the seal shall be affixed shall (except as permitted by Article 19.(A)) be subscribed on behalf of the Company by two of the Directors of the Company, or by a Director and the Secretary of the Company, or by two persons authorised to subscribe such deed, contract, document, instrument or other writing on its behalf.

125.(C)   Any instrument may be executed under the seal by impressing the seal by mechanical means or by printing the seal or a facsimile of it on the instrument or by applying the seal or a facsimile of it by any other means to the instrument. An instrument executed, with the authority of a resolution of the Directors, by a Director and the secretary or by two Directors and expressed (in whatever form of words) to be executed by the Company has the same effect as if executed under the seal. For the purpose of the preceding sentence only, secretary shall have the same meaning as in the 1985 Act.

125.(D) The securities seal shall be used only for sealing securities issued by the Company and documents creating or evidencing securities so issued. Any such securities or documents sealed with the securities seal shall not require to be signed.

Authentication of documents

126. Any Director or the Secretary or any person appointed by the Directors or by a duly authorised committee for the purpose shall have power to authenticate and certify as true copies of and extracts from:

(a) any document comprising or affecting the constitution of the Company whether in an instrument or electronic form;

(b) any resolution passed by the Company, the holders of any class of shares in the capital of the Company or the Directors or any committee whether in physical form or electronic form; and

(c) any book, record, document and accounts relating to the business of the Company, whether in physical form or electronic form.

Where any books, records, documents or accounts are elsewhere than at the office the officer, servant or agent of the Company having the custody thereof shall be deemed to be a person appointed by the Directors as aforesaid. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting of the Company or of the Directors or any committee, which is certified as aforesaid and whether in physical form or electronic form shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or,

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as the case may be, that such minutes or extract is a true and accurate record of proceedings at a duly constituted meeting.

Minutes and Books

Keeping of minutes and books

127. The Directors shall cause minutes to be made in books to be provided for the purpose:

(a)  of all appointments of officers made by the Directors;

(b) of the names of the Directors or their alternates and any other persons present at each meeting of Directors and of any committee formed under
     Article 114.(A); and

(c) of all resolutions and proceedings at all meetings of the Company and of any class of members of the Company and of the Directors and of committees formed under Article 114.(A).

Any such minutes shall be conclusive evidence of any such proceedings if they purport to be executed by the chairman of the meeting at which the proceedings were held or by the chairman of the next succeeding meeting.

Safeguarding of minutes and books

128. Any register, index, minute book, book of account or other book required by these Articles or the Statutes to be kept by or on behalf of the Company may be kept either by making entries in bound books or by recording them in any other manner. In any case in which bound books are not used, the Directors shall take adequate precautions for guarding against falsification and for facilitating discovery of falsification.

Dividends

Declaration of dividends by the Company

129. The Company may, by ordinary resolution, declare dividends in accordance with the respective rights of the members, but no dividend shall be payable except out of the profits of the Company available for distribution under the provisions of the Statutes and these Articles or in excess of the amount recommended by the Directors. Unless and to the extent that the rights attached to any shares or the terms of issue thereof otherwise provide, all dividends shall (as regards any shares not fully paid throughout the period in respect of which the dividend is paid) be apportioned and paid pro rata according to the amounts paid on the shares during any portion or portions of the period in respect of which the dividend is paid. For the purposes of this Article 129, no amount paid on a share in advance of calls shall be treated as paid on the share.

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Declaration of dividends by the Directors

130. Subject to the provisions of the Statutes, the Directors may pay dividends (whether final or otherwise) if it appears to them that they are justified by the profits of the Company available for distribution. If the share capital is divided into different classes, the Directors may pay dividends on shares which confer deferred or non-preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but no dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears. The Directors may also pay, at intervals settled by them, any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment. If the Directors act in good faith, they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of a dividend on any shares having deferred or non-preferred rights.

Currency of payment

131.(A) The Directors may at their discretion make provisions to enable an ADR Depositary to receive dividends duly payable in a currency or currencies other than Sterling.

131.(B) For the purpose of the calculation of the amount payable in respect of any dividend, the rate of exchange to be used to determine the relevant currency equivalent of any sum payable as a dividend shall be such market rate (whether spot or forward) selected by the Directors as they shall consider appropriate subject to such adjustments as the directors may determine ruling in London on the date which is the business day last preceding (a) in the case of a dividend to be declared by the Company in general meeting, the date on which the Directors publicly announce their intention to recommend that specific dividend and (b) in the case of any other dividend, the date on which the Directors publicly announce their intention to pay that specific dividend, provided that where the Directors consider the circumstances to be appropriate they shall determine such relevant currency equivalent of any sums payable as a dividend by reference to such market rate or rates or the mean of such market rates prevailing at such time or times or on such other date or dates, in each case falling before the time of the relevant announcement, as the Directors may in their discretion select. The decision of the directors regarding the exchange rate shall be conclusive and binding.

Interest not payable

132. No dividend or other moneys payable on or in respect of a share shall bear interest as against the Company, unless otherwise provided by the rights attached to the share.

Permitted deductions

133. The Directors may deduct from any dividend or other moneys payable to any member, whether alone or jointly with any other member, on or in respect of a share all sums of money (if any) presently payable by him, whether alone or jointly with any

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other member, to the Company on account of calls or otherwise in relation to shares of the Company.

Retention of dividends

134. The Directors may retain any dividend or other moneys payable on or in respect of a share on which the Company has a lien, and may apply the same in or towards satisfaction of the debts, liabilities or other obligations in respect of which the lien exists.

Waiver of dividends

135. The waiver, in whole or in part, of any dividend on any share by any document shall be effective only if such document is executed by the holder (or the person entitled to the share in consequence of a transmission event) and delivered to the Company and if, or to the extent that, the same is accepted as such or acted upon by the Company.

Unclaimed dividends

136. Without prejudice to the operation of Article 137, all dividends or other moneys payable on, or in respect of, a share unclaimed after having been declared may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed. The payment by the Directors of any unclaimed dividend or other moneys payable on, or in respect of, a share into a separate account shall not constitute the Company a trustee in respect thereof. The Company shall be entitled to cease sending dividend warrants and cheques by post or otherwise to a member if those instruments have been returned undelivered to, or left uncashed by, that member on at least two consecutive occasions, or, following one such occasion, reasonable enquiries have failed to establish the member's new address. The entitlement conferred on the Company by this Article in respect of any member shall cease if the member claims a dividend or cashes a dividend warrant or cheque.

Forfeiture of unclaimed dividends

137. Any dividend unclaimed after a period of twelve years from the date when it became due for payment shall, if the Directors so resolve, be forfeited and shall revert to the Company.

Dividends in specie

138. The Company may, upon the recommendation of the Directors, by ordinary resolution direct payment of a dividend, in whole or in part, by the distribution of specific assets (and in particular of paid-up shares or debentures of any other company) and the Directors shall give effect to such resolution, and where any difficulty arises in regard to such distribution, the Directors may (a) settle the same as they think expedient and, in particular, may issue fractional certificates or may authorise any person to sell and transfer any fractions or disregard fractions altogether; (b) fix the value for distribution of such specific assets or any part thereof; (c)

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

determine that cash payments shall be made to any members on the basis of the value so fixed in order to adjust the rights of those entitled to participate in the dividend; and (d) vest any such specific assets in trustees as may seem expedient to the Directors.

Procedure for payment

139.(A)   Any dividend or other moneys payable in respect of a share may be paid:

(a) by cheque or warrant made payable to or to the order of the holder or person entitled to payment; or

(b) by any direct debit, bank or other funds transfer system to the holder or person entitled to payment or, if practicable, to a person designated by notice to the Company by the holder or person entitled to payment; or

(c) by any other method approved by the Directors and agreed (in such form as the Company thinks appropriate) by the holder or person entitled to payment including (without limitation) in respect of an uncertificated share by means of the relevant system (subject to the facilities and requirements of the relevant system).

Payment by post

139.(B)   A cheque or warrant may be sent by post:

(a) where a share is held by a sole holder, to the registered address of the holder of the share; or

(b) if two or more persons are the holders, to the registered address of the person who is first named in the register; or

(c) if a person is entitled by transmission to the share, as if it were a notice to be given under Article 150; or

(d) in any case, to such person and to such address as the person entitled to payment may direct by notice to the Company.

Discharge to Company and risk

139.(C)   Payment of a cheque or warrant by the bank on which it was drawn or the transfer of funds by the bank instructed to make the transfer or, in respect of an uncertificated share, the making of payment in accordance with the facilities and requirements of the relevant system (which, if the relevant system is CREST, shall be the creation of an assured payment obligation in respect of the dividend or other moneys payable in favour of the settlement bank of the member or other person concerned) shall be a good discharge to the Company. Every cheque or warrant sent in accordance with these Articles shall be at risk of the holder or person entitled. The

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

Company shall have no responsibility for any sums lost or delayed in the course of payment by any other method used by the Company in accordance with Article 139.(A).

Receipts where joint holders

140. If two or more persons are registered as joint holders of any share or are entitled jointly to a share in consequence of a transmission event, any one of them may give effectual receipts for any dividend or other moneys payable or property distributable on or in respect of the share.

Scrip dividends

141. Subject to approval by the Company at any annual general meeting, the Directors may, in respect of any dividend declared or proposed to be declared or payable within a specified period expiring no later than the conclusion of the fifth annual general meeting following the date of such approval (and provided that an adequate number of unissued shares is available for the purpose), determine and announce that shareholders will be entitled to elect to receive in lieu of such dividend (or part thereof, as the directors shall determine) an allotment of additional shares credited as fully paid. Any such announcement shall, where practicable, be made prior to or contemporaneously with the announcement of the dividend in question and any related information as to the Company's profits for such financial period or part thereof. In any such case the following provisions shall apply:

(a) the basis of allotment shall be determined by the Directors so that, as nearly as may be considered convenient, the value calculated by reference to the average quotation of the additional shares (including any fractional entitlement) to be allotted in lieu of any amount of dividend shall equal such amount. For such purpose the average quotation of a share shall be the average of the middle market quotations of the shares on the London Stock Exchange, as derived from the Daily Official List of the London Stock Exchange, on each of the first five consecutive business days on which such shares are quoted ex the relevant dividend. A certificate or report by the auditors as to the amount of the average quotation in respect of any dividend shall be conclusive evidence of that amount;

(b) the Directors shall, after determining the basis of allotment, send notice to the members of the right of election accorded to them and shall send with or following such notice forms of election specifying the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective;

(c) the dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable on shares in respect whereof the share election has been duly exercised (the elected shares), and in lieu thereof additional shares shall be allotted to the holders of the elected shares on the basis of allotment determined as aforesaid and for such purpose the Directors shall capitalise out of such of the sums standing to the credit of reserves

     (including any share premium account or capital redemption reserve) or profit and loss account as the Directors may determine, a sum equal to the aggregate nominal amount of additional shares to be allotted on such basis and apply the same in paying up in full the appropriate number of unissued shares for allotment and distribution to and amongst the holders of the elected shares on such basis;

(d) the additional shares so allotted shall rank pari passu in all respects with the fully paid shares then in issue, save only as regards participation in the relevant dividend (or share election in lieu);

(e) the Directors may do all acts and things considered necessary or expedient to give effect to any such capitalisation, with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions whereby, in whole or in part, fractional entitlements are disregarded or rounded up or the benefit of fractional entitlements accrues to the Company rather than to the members concerned). The Directors may authorise any person to enter into, on behalf of all the members interested, an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned;

(f) notwithstanding the foregoing, the Directors may at any time prior to payment of the relevant dividend determine, if it appears to them desirable to do so because of a change in circumstances, that the dividend shall be payable wholly in cash after all and if they so determine then all elections made shall be disregarded. The dividend shall be payable wholly in cash if the ordinary share capital of the Company ceases to be listed on the Official List of the London Stock Exchange at any time prior to the due date of issue of the additional shares or if the listing is suspended and not reinstated by the date immediately preceding the due date of such issue; and

(g) the Directors may on occasion determine that rights of election shall not be made available to any members with registered addresses in any territory where, in the absence of a registration statement or other special formalities, the circulation of an offer of rights of election would or might be unlawful and in such event the provisions aforesaid shall be read and construed subject to such determination.

Capitalisation of Profits and Reserves

Capitalisation of profits and reserves

142.(A)   The Directors may, with the authority of an ordinary resolution of the
Company:

(a) subject as hereinafter provided, resolve to capitalise any undistributed profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of any reserve or other fund including the Company's share premium account and capital redemption reserve;

(b) appropriate the sum resolved to be capitalised to the members in proportion to the nominal amounts of the shares (whether or not fully paid) held by them respectively which would entitle them to participate in a distribution of that sum if the shares were fully paid and the sum were then distributable and were distributed by way of dividend and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to that sum, and allot the shares or debentures credited as fully paid to those members or as they may direct, in those proportions, or partly in one way and partly in the other, but the share premium account, the capital redemption reserve, and any profits which are not available for distribution may, for the purposes of this Article 142.(A), only be applied in paying up unissued shares to be allotted to members credited as fully paid;

(c) resolve that any shares so allotted to any member in respect of a holding by him of any partly paid shares shall, so long as such shares remain partly paid, rank for dividend only to the extent that the latter shares rank for dividend;

(d) make such provision by authorising the sale and transfer to any person of shares or debentures representing fractions to which any members would become entitled or by the issue of fractional certificates (or by ignoring fractions) or by payment in cash or otherwise as they determine in the case of shares or debentures becoming distributable in fractions;

(e) authorise any person to enter, on behalf of all the members concerned, into an agreement with the Company providing for the allotment to them respectively, credited as fully paid, of any further shares to which they are entitled upon such capitalisation, any agreement made under such authority being binding on all such members; and

(f) generally do all acts and things required to give effect to such resolution as aforesaid.

Avoidance of discounts on exercise of employees' share options

142.(B)(a) Where, pursuant to an employees' share scheme, the Company has granted options to subscribe for shares on terms which provide inter alia for adjustments to the subscription price payable on the exercise of such options or to the number of shares to be allotted upon such exercise in the event of any increase or reduction in or other reorganisation of the Company's issued share capital and an otherwise appropriate adjustment would result in the subscription price for any share being less than its nominal value, then, subject to and in accordance with the provisions of the Statutes, the Directors may, on the exercise of any of the options concerned and payment of the subscription which would have applied had such adjustment been made, capitalise any such profits or other sum as is mentioned in

Article 142.(A) to the extent necessary to pay up the unpaid balance of the nominal value of the shares which fall to be allotted on the exercise of such options and apply such amount in paying up such balance and allot shares fully paid accordingly.

(b) The provisions of paragraphs (c) to (f) of Article 142.(A) above shall apply mutatis mutandis to this Article 142.(B) (but as if the authority of an ordinary resolution of the Company were not required).

Accounts

Right to inspect accounts

143. Accounting records sufficient to show and explain the Company's transactions and otherwise complying with the Statutes shall be kept at the office or, subject to and in accordance with the Statutes, at such other place or places as the Directors think fit and shall always be open to the inspection of the Directors. No member (other than a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by statute or ordered by a court of competent jurisdiction or authorised by the Directors.

Preparation and laying of accounts

144. The Directors shall, from time to time, in compliance with the provisions of the Statutes, cause to be prepared and to be laid before a general meeting of the Company such profit and loss accounts, balance sheets, group accounts (if any) and reports as may be required by the Statutes.

Accounts to be sent to members

145. Subject to the Statutes, a copy of every balance sheet and profit and loss account which is to be laid before a general meeting of the Company (including every document required by law to be attached or annexed thereto) and of the Directors' and auditors' reports or, where permitted by the Statutes, a summary financial statement in the form specified by the Statutes or any regulations made thereunder shall, not less than twenty one days before the date of the meeting, be sent to every member of, and every holder of debentures of, the Company and to every other person who is entitled to receive notices of meetings from the Company under the provisions of the Statutes or of these Articles, provided that this Article 145 shall not require a copy of these documents to be sent to more than one of joint holders or to any person who is not entitled to receive notices of meetings and of whose address the Company is not aware. Whenever a listing or quotation on any stock exchange for all or any of the shares or debentures or other securities of the Company shall for the time being be in force, there shall be forwarded to the appropriate officer of such stock exchange such number of copies of such documents as may for the time being be required under its regulations or practice.

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

Auditors

Validity of acts of auditors

146. Subject to the provisions of the Statutes, all acts done by any person acting as an auditor shall, as regards all persons dealing in good faith with the Company, be valid notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment or subsequently became disqualified.

Rights of auditors

147. The auditors shall be entitled to attend any general meeting and to receive all notices of, and other communications relating to, any general meeting which any member is entitled to receive and to be heard at any general meeting on any part of the business of the meeting which concerns them as auditors.

Notices

Notice in writing

148.(A)   Save as otherwise provided in these Articles, any notice to be sent to or by any person pursuant to these Articles shall be in writing, except that a notice calling a meeting of the Directors need not be in writing. Any such notice may be sent using electronic communications to such address (if any) as may for the time being be notified for that purpose to the person giving the notice by or on behalf of the person to whom the notice is sent.

Method of giving notice to members

148.(B)   The Company may send any notice or other document pursuant to these
Articles to a member by whichever of the following methods it may in its absolute discretion determine:

(a)  personally; or

(b) by posting the notice or other document in a prepaid envelope addressed to the member at his registered address; or

(c)  by leaving the notice or other document at that address; or

(d) by sending the notice or other document using electronic communications to such address (if any) as may for the time being be notified to the Company by or on behalf of the member for that purpose.

148.(C)   Subject to the Statutes, the Company may also send any notice or other document pursuant to these Articles to a member by publishing that notice or other document on a website where:

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

(a) the Company and the member have agreed to him having access to the notice or document on a website (instead of it being sent to him);

(b)  the notice or document is one to which that agreement applies;

(c) the member is notified, in a manner for the time being agreed between him and the Company for the purpose, of:

         (i)    the publication of the notice or document on a website;

         (ii)   the address of that website; and

         (iii) the place on that website where the notice or document may be accessed, and how it may be accessed; and

(d) the notice or document continues to be published on that website throughout the publication period, provided that, if the notice or document is published on that website for a part, but not all of, the publication period, the notice or document shall be treated as being published throughout that period if the failure to publish that notice or document throughout that period is wholly attributable to circumstances which it would not be reasonable to have expected the Company to prevent or avoid.

In this Article 148.(C), publication period means:

(a) in the case of a notice of an adjourned meeting of which notice is required to be given pursuant to Article 67, a period of not less than seven clear days before the date of the adjourned meeting, beginning on the day following that on which the notification referred to in sub-paragraph (c) above is sent or (if later) is deemed sent;

(b) in any other case, a period of not less than 21 days, beginning on the day following that on which the notification referred to in sub-paragraph (c) above is sent or (if later) is deemed sent.

148.(D)   A member whose registered address is not within the United Kingdom and who gives to the Company an address within the United Kingdom at which a notice or other document may be sent to him by instrument or an address to which a notice or other document may be sent using electronic communications shall (provided that, in the case of electronic communications, the Company so agrees) be entitled to have notices or other documents sent to him at that address but otherwise:

(a) no such member shall be entitled to receive any notice or other document from the Company; and

(b) without prejudice to the generality of the foregoing, any notice of a general meeting of the Company which is in fact sent or purports to be sent to such member shall be ignored for the purpose of determining the validity of the proceedings at such general meeting.

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

148.(E)   The Directors may from time to time issue, endorse or adopt terms and conditions relating to the use of electronic communications for the sending of notices, other documents and proxy appointments by the Company to members and by members to the Company.

148.(F)   In this Article (except for Article 148.(C)) and in Articles 149 to
154, references to a notice include without limitation references to any notification required by the Statutes or these Articles in relation to the publication of any notices or other documents on a website.

Signature on notices

148.(G)   The signature on any notice required to be sent by the Company may be typed or printed or otherwise executed.

Notice to joint holders

148.(H)   In respect of joint holdings, all notices or other documents shall be sent to the joint holder whose name stands first in the register of members and any notice or other document so sent shall be sufficient notice to all the joint holders in their capacity as such.

When notices etc. deemed sent or delivered

149.(A)   Proof that an envelope containing a notice or other document was properly addressed, prepaid and posted shall be conclusive evidence that the notice or document was sent. Proof that a notice or other document contained in an electronic communication was sent in accordance with guidance issued by the Institute of Chartered Secretaries and Administrators current at the date of adoption of these Articles, or, if the Directors so resolve, any subsequent guidance so issued, shall be conclusive evidence that the notice or document was sent. A notice or other document sent by the Company to a member by post shall be deemed to be sent:

(a) if sent by first class post or special delivery post from an address in the United Kingdom to another address in the United Kingdom, or by a postal service similar to first class post or special delivery post from an address in another country to another address in that other country, on the day following that on which the envelope containing it was posted;

(b) in any other case, on the second day following that on which the envelope containing it was posted.

149.(B)   A notice or other document sent by the Company to a member contained in an electronic communication shall be deemed sent to the member on the day following that on which the electronic communication was sent to the member.

149.(C)   A notice or other document shall be deemed sent to the member in accordance with Articles 149.(A) or 149.(B) notwithstanding that the Company becomes aware that the member has failed to receive the relevant notice or other

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

document for any reason and notwithstanding that the Company subsequently sends a copy of such notice or other document by post to the member or otherwise.

Notice to persons entitled by transmission

150. A person entitled to a share in consequence of a transmission event, upon such evidence being produced as may from time to time properly be required by the Directors to show his title to the share and upon supplying an address within the United Kingdom for receiving notices, shall, save as herein otherwise expressly provided, be entitled to have sent to him at such address any notice or document to which the member but for the transmission event would be entitled, and such notice shall for all purposes be deemed sent to all persons interested (whether jointly with or as claiming through or under him) in the share. Until such address has been supplied, a notice may be sent in any manner in which it might have been sent if the transmission event had not occurred.

Untraced members

151. If on three consecutive occasions notices have been sent to any member through the post at his registered address or his address for the service of notices or by using electronic communication to such address (if any) as may for the time being be notified to the Company by or on behalf of the member for that purpose but have been returned undelivered, or if, after any one such occasion, the Directors or any committee authorised by the Directors on their behalf are of the opinion, after the making of all reasonable enquiries, that any further notices to such member would, if sent as aforesaid, likewise be returned undelivered, such member shall not thereafter be entitled to receive notices from the Company until he shall have communicated with the Company in respect of his shares and supplied in writing to the transfer office a new registered address or address within the United Kingdom for receiving notices.

Advertisement of notices

152. Any notice required to be sent by the Company to the members or any of them, and not expressly provided for by or pursuant to these Articles, shall be sufficiently sent if given by advertisement inserted once in at least one leading Scottish and one leading national daily newspaper.

Notices during disruption of postal services

153. If at any time, by reason of the suspension or curtailment of postal services within the United Kingdom, the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a notice advertised in at least one leading Scottish and one leading national daily newspaper published on the same date and such notice shall be deemed to have been duly sent to all members entitled thereto on the day when the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post if at least seven days prior to the meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable.

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

Deemed notice

154.(A)   A member present in person at any meeting of the Company or of the holders of any class of shares shall be deemed to have been sent notice of the meeting and, where requisite, of the purposes for which it was called.

Successors in title bound by notice to predecessor

154.(B)   Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the register of members, has been sent to the person from whom he derives his title; but this Article 154.(B) shall not apply to a notice given under Section 212 of the 1985 Act.

Statutory requirements

155. Nothing in any of Articles 148 to 154 inclusive shall affect any requirement of the Statutes that any particular offer, notice or other document be sent in any particular manner.

Winding Up

Liquidator may distribute in specie

156. If the Company shall be wound up (whether the liquidation is voluntary, under supervision or by the Court) the liquidator may, with the authority of an extraordinary resolution and any other sanction required by the Insolvency Act 1986, divide among the members in specie the whole, or any part of, the assets of the Company and whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds, and may for such purpose set such value as he deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the members or different classes of members.

Disposal of assets to trusts

157. The liquidator may, with the like authority referred to in Article 156, vest any part of the assets in trustees upon such trusts for the benefit of members as the liquidator with the like authority shall think fit but so that no contributory shall be compelled to accept any shares or other property in respect of which there is a liability.

Provisions for Employees

158. The Directors may, by resolution, exercise any power conferred by Section 719 of the 1985 Act to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiary undertakings in connection with the cessation, or the transfer to any person, of the whole, or part of, the undertaking of the Company or that subsidiary undertaking.

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

Indemnity

159. Subject to the provisions of and so far as may be consistent with the Statutes, but without prejudice to any indemnity to which such person may otherwise be entitled, every Director, auditor, Secretary, other officer or employee of the Company shall be entitled to be indemnified out of the assets of the Company against all costs, charges, losses, expenses and liabilities incurred by him in the actual or purported execution and/or discharge of his duties and/or the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office including (without prejudice to the generality of the foregoing) any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer, auditor or employee of the Company and in which decree or judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

ADR Depositaries

160. Without prejudice to the right of an ADR Depositary to exercise any other rights conferred in these Articles, an ADR Depositary may appoint as its proxy or proxies ADR Holders registered on the books of the ADR Depositary and may determine the method by which, and the terms on which, such appointments are made, save that each such appointment shall identify the number of Ordinary Shares in respect of which the appointment is made and the aggregate number of Ordinary Shares in respect of which appointments subsist at any one time shall not exceed the aggregate number of Ordinary Shares which for the time being shall be registered in the name of the ADR Depositary or its nominee (such aggregate number of Ordinary Shares for the time being hereinafter called the Depositary Shares).

161. The ADR Depositary shall maintain a register or system(s) (the Proxy Register) in which shall be recorded such details as the Directors may determine to identify each person who is for the time being so appointed as proxy pursuant to Article 160 (an Appointed Proxy) and the number of Depositary Shares (his Appointed Number) in respect of which his appointment for the time being subsists. The Proxy Register shall be open to inspection by any person authorised by the Company during usual business hours and the ADR Depositary shall furnish to the Company or its agents upon demand all such information as to the contents of the Proxy Register, or any part of it, as may be requested.

162. Subject to the Statutes and provided there are sufficient Depositary Shares to satisfy his Appointed Number, an Appointed Proxy shall, in relation to proceedings at any general meeting:

(i) upon production to the Company at a general meeting of evidence of his appointment (which shall be in such form as the Company and the ADR Depositary shall determine from time to time) be entitled to the same rights, and subject to the same restrictions, in relation to his Appointed Number of the Depositary Shares as though such shares were registered in the name of the Appointed Proxy;

(ii) himself be entitled, by a proxy appointment duly executed by him pursuant to Article 81.(A), to appoint another person, including the ADR Depositary, as his proxy in relation to his Appointed Number of Depositary Shares, and so that the provisions of these Articles shall apply (mutatis mutandis) in relation to a proxy appointment executed pursuant to this paragraph (ii) of this Article and to a person appointed pursuant to such proxy appointment as though such person were the proxy of a member and the proxy appointment were a form of proxy executed by the Appointed Proxy in accordance with
     Article 81.(A).

163. The Company may send to the Appointed Proxies as appearing in the Proxy Register at their addresses as so appearing all notices and other documents which are sent to the holders of Ordinary Shares. The entitlement of Appointed Proxies to receive notice of general meetings pursuant to Article 59.(A) shall be governed by the provisions of Articles 148, 149, 151, 153 and 154 which shall apply in respect of such notices as if such Appointed Proxies were members.

164. When a Record Date is determined in accordance with the provisions of
Article 167 for a particular purpose:-

         (i) the number of Depositary Shares in respect of which a person entered in the Proxy Register as an Appointed Proxy is to be treated as having been appointed for that purpose shall be the number in respect of which his appointment subsists as identified by the Proxy Register as at the Record Date; and

         (ii) changes to entries in the Proxy Register after the Record Date shall be disregarded in determining the entitlement of any person for the purpose concerned.

165. Except as required by law, no Appointed Proxy shall be recognised by the Company as holding any interest in shares upon any trust and subject to the recognition of the rights conferred in relation to general meetings by appointments made by Appointed Proxies pursuant to Article 162 (ii) the Company shall be entitled to treat any person entered in the Proxy Register as an Appointed Proxy as the only person (other than the ADR Depositary) who has any interest in the Ordinary Shares in respect of which the Appointed Proxy has been appointed.

166. If any question shall arise as to whether any particular person or persons has or have been validly appointed to vote (or exercise any other right) in respect of any Depositary Shares (whether by reason of the aggregate number of shares in respect of which appointments are identified in the Proxy Register exceeding the aggregate number of Depositary Shares or for any other reason) such question shall if arising at or in relation to a general meeting be determined by the chairman of the meeting (and if arising in any other circumstances shall be determined by the Directors) whose determination (which may include declining to recognise a particular appointment or appointments as valid) shall if made in good faith be conclusive and binding on all persons interested.

Record date

167. Subject to the Statutes and Regulations but notwithstanding any other provision of these Articles, the Company or the Directors may by resolution specify any date and time (the Record Date) as the date and time on which persons registered as the holders of shares or other securities or (as appropriate) Appointed Proxies shall be entitled (i) to receipt of any dividend, distribution, interest, allotment, issue, notice, information, document or circular or (ii) to attend at any general meeting and/or to exercise voting rights in respect of shares registered in their name in the register of members or in respect of which their appointment subsists as identified by the Proxy Register (as the case may be) as at such a date and time; and any such Record Date may be on, or at any time before, the date on which the same is paid, made, despatched or published or on which the general meeting is held or (in the case of any dividend, distribution, interest, allotment or issue) at any time after the same is recommended, resolved, declared or announced, but without prejudice to the rights inter se in respect of the same of transferors and transferees of any such shares or other securities.

                       INDEX TO ARTICLES OF ASSOCIATION

MATTER                                                        ARTICLE NUMBER
Accounts                                                      143 - 145

ADR Depositaries                                              160 - 167

Auditors                                                      146 - 147

Authentication of documents                                   126

Business activities                                           4

Capitalisation of profits and reserves                        142.(A)

Definitions                                                   2

Destruction of documents                                      48

Directors                                                     87 - 123

     -  Alternate directors                                   105

     -  Appointment, disqualification, removal                96 - 104
        and retirement

     -  Authority to vote                                     107

     -  Borrowing powers                                      123

     -  Chairman                                              112

     -  Committees                                            114

     -  Delegation of powers                                  95

     -  Executive office                                      94.(A)

     -  General powers                                        117 - 122

     -  Insurance                                             92.(B)

     -  Interests                                             93.(A), 109 - 110

     -  Meetings of Directors                                 106

                                                                          Page I

     -  Membership of the Company                             88

     -  Number                                                87, 111

     -  Other undertakings, Appointments with                 93.(B)

     -  Quorum                                                108

     -  Remuneration and expenses                             89 - 91

     -  Retirement and other benefits                         92.(A)

     -  Rotation                                              98 - 100

     -  Validity of proceedings                               116

Employees, Provisions for                                     158

Dividends                                                     129 - 141

General Meetings                                              56 - 86

     -  Adjournments                                          58.(B), 66 - 67

     -  Admissibility of votes                                78 - 79

     -  Amendments to resolutions                             68

     -  Chairman                                              65

     -  Disclosure of interests in shares                     50

     -  Extraordinary general meetings                        57

     -  Location and time of meeting                          58

     -  Methods of voting, polls and casting vote             69 - 73

     -  Notice                                                59 - 62

     -  Proxies                                               80 - 85

     -  Quorum                                                63 - 64

                                                                         Page II

     -  Representatives, Incorporated members acting by       86

     -  Satellite meetings                                    58.(C)

     -  Types of general meetings                             56

Indemnity                                                     159

Interpretation                                                3

Minutes and books                                             127 - 128

Notices                                                       148 - 155

Secretary                                                     124

Seals                                                         125

Shares and share capital                                      5 - 52

     -  Allotment of shares                                   14

     -  Alteration of capital                                 9 - 13

     -  Calls on shares                                       23 - 29

     -  Capital                                               5 - 6

     -  Certificates                                          19 - 22

     -  Commissions                                           15

     -  Disclosure of interests of shares                     50

     -  Forfeiture, surrender and lien                        30 - 40

     -  interests not recognised                              17.(A)

     -  Limitations on shareholdings                          51

     -  Renunciation of shares                                16

     -  Share warrants                                        18

Special share                                                 7

                                                                        Page III

     -  Transfers of shares                                   41 - 47

     -  Transmission of shares                                49

     -  Trusts, Recognition of                                17.(B)

     -  Untraced shareholders                                 52

     -  Variation of class rights                             8

Statutory regulations,                                        1
 Non-application of

Stock                                                         53 - 55

Winding up                                                    156 - 157

                                                                         Page IV

               NEW 20-F REQUIREMENTS RE: ARTICLES OF ASSOCIATION
               -------------------------------------------------

                        Item 10: Additional Information
                        -------------------------------

                        SCOTTISH POWER ("the Company")
                        ------------------------------


Memorandum of Association

The Company's objects and purposes under the Memorandum of Association are to:

(i)  Carrying on Business
     --------------------
- carry on the business of a holding company and all related activities (4.1.1);
- deal with cheques, bills of exchange and other negotiable or transferable instruments (4.9)
- sell or dispose of the whole or part of the business (4.15)
- act as agents, brokers or trustees (4.16)
- remunerate any person, firm or company rendering services to the company
(4.17)
- distribute in kind any property of the Company to any of its members (4.18)
- pay all expenses for the promotion, formation and incorporation of the Company (4.19)
- support charities and societies as well as provide benefits to directors, employees or related companies (4.20)
- provide financial assistance, subject to the Companies Act 1985 (4.21)
- procure registration and recognition in any part of the world (4.22)

(ii) The Provision of Energy
     -----------------------
- generate, transmit, distribute and supply electricity as well as any other form of energy (4.1.2) and deal in all types of plant and equipment used for this purpose (4.1.3);
- explore for, produce and import or otherwise obtain fuel or other raw materials for the production of electricity or other form of energy (4.1.4);
- retail, supply and deal in electrical appliances and installations (4.1.5);
- carry on the business of a water undertaker (4.1.6);
- carry on the business of a sewerage undertaker (4.1.7);
- conduct, promote and commission research of all kinds (4.1.10)
- abstract and divert water from any appropriate source for use in the generation of electricity (4.1.12)

(iii) Communications
      --------------
- run, operate, manage, service, repair and deal in telecommunications (4.1.8);
- provide engineering, construction, consultancy and design services as well as radio and other communication systems and services (4.1.9)

(iv) Property
     --------
- hold and deal with property (4.1.11);
- purchase, acquire or take options over property (4.2);
- apply for, register, purchase or acquire intellectual property rights (4.3);
- manage, construct, repair, develop, mortgage, charge, sell or dispose of property (4.5)

(v) Relations With Other Businesses
    -------------------------------
- carry on any other trade or business which can be advantageously carried on in connection with or ancillary to any of the businesses mentioned in the memorandum (4.1.13) or which is for the direct/indirect benefit of the Company (4.1.14);
- acquire the whole of or any part of a business, goodwill and assets of any person, firm or company carrying on, or proposing to carry on, any of the business which the Company is authorised to carry on (4.4)
- assist other companies in which the Company has a direct or indirect financial interest (4.13)
- promote any other company to acquire the whole or any part of the business, property, or liabilities of the Company (4.14)

(vi) Borrowings and Investment
     -------------------------
- invest moneys not immediately required (4.6)
- lend or advance money or give credit (4.7)
- borrow or raise money in any manner and secure repayment (4.8)
- deal with shares, stocks and debentures (4.12)

The Company is entitled to do any of these matters anywhere in the world as principal, agents, contractors, or otherwise (4.23) and do anything deemed incidental or conducive to the Company's objects (4.24).
It can obtain any order or licence of the Department of Trade to enable the Company to carry any objects into effect, or to modify the Company's constitution (4.10).
It may also make arrangements with any government or authority which are conducive to the attainment of the Company's objects (4.11).

Articles of Association

(i) Directors
    ---------

(a) A Director directly or indirectly interested in a proposed contract with the Company or any subsidiary of the Company shall declare the nature of his interest (Article 109).

Article 110(A) prohibits a Director from voting where he has any material interest, unless it relates to his interests in shares, debentures or other securities in the Company.

A Director will be able to vote where the resolution concerns any of the following:

     (i) giving a guarantee, security or indemnity in respect of obligations incurred by him;
     (ii) giving a guarantee, security or indemnity in respect of an obligation incurred by the Company for which he has assumed responsibility;
     (iii) a proposal to subscribe for or purchase shares, debentures or other securities of the Company following an offer to the public;
     (iv) an offer for shares, debentures or other securities of the Company in which he may be interested as a participant in the underwriting;
     (v) a contract relating to another company in which he does not hold an interest of 1% or more of the issued share capital or of the voting rights;
     (vi) a contract for the benefit of employees which awards no extra benefit to the Director; and
     (vii) insurance which the Company is empowered to purchase and/or maintain for the benefit of the Directors. (Article 110(B))

(b) A Director directly or indirectly interested in a proposed contract with the Company or any subsidiary of the Company shall declare the nature of his interest (Article 109). Article 110(A) prevents the Directors from voting in respect of contracts or arrangements in which they have a material interest and as such will not be counted in any quorum at such a meeting. In the absence of a quorum the Directors present may only act either to fill vacancies in their number or to summon general meetings (Article 111)

(c) Directors may exercise all borrowing powers of the Company (Article 123).

(d) There are no requirements for a Director to retire at a certain age. The age of a Director who has attained the age of 70 must be stated in the notice convening the general meeting at which he is proposed to be elected or re-elected (Article 96). At the AGM every year, one-third of the Directors subject to retirement by rotation shall retire (Article 98).

(e) A Director shall not be required to hold a share qualification (Article 88).

(ii) Share rights
     ------------

(a) No dividend is payable except out of Company profits available for distribution. All dividends are to be apportioned and paid pro rata according to the amounts paid on the shares (Article 129). All moneys unclaimed may be invested or put to use by the Directors for the benefit of the Company until claimed (Article 136). Any dividend unclaimed for 12 years from the date when it fell due for payment may be forfeited and shall revert to the Company (Article
137).

(b) Every member present in person and entitled to vote on a show of hands shall have one vote. On a poll, every member present in person and entitled to vote shall have one vote for every share held (Article 74).

(c) Directors may pay dividends if it is justified by the profits of the Company available for distribution (Article 130).

(d) Article 156 provides that a liquidator may, with the authority of an extraordinary resolution, divide among the members the whole, or any part of, the assets of the Company.

(e) Redeemable shares may be issued by the Company and may be redeemed at the option of the Company or the holder on the terms provided (Article 6(A)).

(f) The Directors can make calls upon members in respect of moneys unpaid on their shares (Article 23).

(g) Article 51 prevents any person (save for certain exceptions) directly or indirectly owning or controlling shares giving the right to cast 15% or more of the votes at a general meeting of the Company. The holder of such shares shall not be entitled to attend or vote at any general meeting of the Company or exercise any other right in relation to the meeting (Article 51(H)) until the holder complies with a notice under Article 51(E) to dispose of sufficient of such shares in order to cease to fall within this provision.

(iii) Class Rights
      ------------

Rights attached to a class of shares may be varied with the consent in writing of not less than 75% of the issued shares of the class or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of the shares. The necessary quorum of the meeting shall be two persons present in person holding at least one-third of the nominal amount of issued shares of the class (Article 8(A)).

(iv) Shareholder meetings
     --------------------

Notice of a general meeting shall be given to all members, each of the Directors and the auditors (Article 59(A)). At least twenty-one clear days' notice in writing is to be given for an Annual General Meeting or an Extraordinary General Meeting at which a special resolution is proposed, or a resolution of which special notice has been given to the Company. For any other Extraordinary General Meeting, at least fourteen clear days' notice in writing must be given (Article 59(B)).

A meeting shall be deemed to be duly called if it is agreed by all members entitled to attend and vote, in the case of an Annual General Meeting, and by a majority of members holding not less than 95% of the nominal value of shares giving the right to vote in the case of an Extraordinary General Meeting.

A quorum of three persons entitled to vote on the business to be transacted must be present at the time of the meeting and throughout (Article 63).

As to admission, the Directors may make such arrangements as are necessary for the security of the meeting. They are entitled to refuse entry to any person not complying with such arrangements, requirements or restrictions (Article 58(G)).

(v) Limitations on Shareholdings
    ----------------------------

Article 51 places a limit on the rights to own securities. No person, unless permitted under Article 51(B)(d), may directly or indirectly own or control shares giving the right to cast 15% or more of the votes at a General Meeting of the Company. The holder of such shares shall not be entitled to attend or vote at any general meeting of the Company or exercise any other right in relation to the meeting (Article 51(H)) until the holder complies with a notice under Article 51(E) to dispose of sufficient of such shares in order to cease to fall within this provision.

There are no limitations relating to non-resident or foreign shareholders.

(vi) Purchase of own shares
     ----------------------

The Company is permitted to purchase its own shares but only where this action has been sanctioned by an extraordinary resolution (Article 12).



The information above is intended as a summary only of the various provisions of Scottish Power plc's Memorandum and Articles of Association relevant in the context of a Form 20 - F filing. As such, before relying on any such information, individuals should refer to the specific provisions in the Memorandum and Articles of Association of the Company.